The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-288579

Subject to Completion, dated June 3, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 9, 2025)

3,000,000 Shares

9.50% Series A Perpetual Preferred Stock

Bitmine Immersion Technologies, Inc. is offering 3,000,000 shares of our 9.50% Series A Perpetual Preferred Stock, which we refer to as the “Series A Preferred Stock.” The Series A Preferred Stock will have a stated amount of $100 per share (the “Stated Amount”) and an initial liquidation preference of $100 per share. The liquidation preference will be subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than $100 per share.

DIVIDENDS

The Series A Preferred Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 9.50% on the Stated Amount thereof, which is $100 per share of Series A Preferred Stock, regardless of whether or not declared or funds are legally available for their payment. Regular dividends on the Series A Preferred Stock will be payable when, as and if declared by our board of directors or any duly authorized committee thereof, out of funds legally available for their payment weekly in arrears; provided that we may in the future elect, in our sole discretion, to pay regular dividends more frequently. Declared regular dividends on the Series A Preferred Stock will be payable solely in cash in the manner, and subject to the provisions, described in this prospectus supplement.

REDEMPTION AND REPURCHASE

We will have the right, at our election, to redeem the Series A Preferred Stock, in whole or in part, at any time, or from time to time, for cash as follows: (i) from the original issue date until , 2028 (eighteen (18) months after the original issue date), at a redemption price equal to 110% of the Stated Amount per share; (ii) from , 2028 to , 2029 (three (3) years after the original issue date), at a redemption price equal to 105% of the Stated Amount per share; and (iii) after , 2029, at a redemption price equal to 100% of the Stated Amount per share; plus, in each case, accumulated and unpaid dividends thereon to, but excluding, the redemption date. If the total number of shares of all Series A Preferred Stock then outstanding is less than 25% of the total number of shares of Series A Preferred Stock originally issued in this offering and in any future offering taken together, we will have the right to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date. In addition, if a “tax event” (as defined in this prospectus supplement) occurs, we will have the right to redeem all, but not less than all, of the Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, each of the holders of Series A Preferred Stock will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of Series A Preferred Stock at a cash repurchase price equal to the Stated Amount of the Series A Preferred Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding, the fundamental change repurchase date.

LISTING

No public market currently exists for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on The New York Stock Exchange (“NYSE”) under the symbol “BMNP.” If the listing is approved, we expect trading to commence within 30 days after the date the Series A Preferred Stock is first issued.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	For additional information about underwriting compensation, see “Underwriting.”

Our business and an investment in the Series A Preferred Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of the Series A Preferred Stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the Series A Preferred Stock in book-entry form through the facilities of The Depository Trust Company on or about June , 2026, which will be the third business day after the initial trade date for the Series A Preferred Stock (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock more than one business day prior to the issue date must, because the Series A Preferred Stock initially will settle T+3, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Joint Lead Bookrunners

Moelis & Company	Cantor

Prospectus supplement dated          , 2026

Table of Contents

Prospectus Supplement

Prospectus

i

ABOUT This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3ASR (Registration No. 333-288579) that we filed with the SEC on July 9, 2025, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time, in one or more offerings, common stock, preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts and units of any combination of these securities. We provide information to you about this offering of the Series A Preferred Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering of the Series A Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein; and (2) the accompanying prospectus, which provides general information about us and securities we may offer from time to time, some of which do not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or have been filed or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that was filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement and the accompanying prospectus or any related free writing prospectus is delivered, or the Series A Preferred Stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires (including with respect to the terms of the Series A Preferred Stock), references in this prospectus supplement to the “Company,” “BMNR,” “we,” “us” and “our” refer to Bitmine Immersion Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries.

All references in this prospectus supplement to “$,” “U.S. dollars” and “dollars” are to the lawful currency of the United States, references to “ETH” are to ether, the native cryptocurrency of the Ethereum network, and references to “BTC” are to bitcoin.

S-1

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in the prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference concerning our plans, objectives, goals, beliefs and business strategies, including our digital asset treasury strategy and our strategic focus on Ethereum and ETH; future events and business conditions; results of operations, financial position, business outlook, expected staking rewards and yields; the anticipated benefits of the uplisting of our common stock to the NYSE; our intention to acquire ETH and other digital assets and to operate validator infrastructure through our Made in America VAlidator Network (“MAVAN”), our ability to realize anticipated benefits and revenues, including projected staking revenues; the size, terms, timing, completion, listing, expected ticker, and use of proceeds of this offering; our liquidity and capital resources, including potential debt and equity financings; our share repurchase program and option strategies on ETH; business trends and other information, may be forward-looking statements. Without limiting the foregoing, words such as “outlook,” “might,” “will,” “may,” “could,” “would,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements from time to time. These principal risks, uncertainties and other important factors include, the following:

●	Digital asset market and network dynamics risks, including treasury holdings: Volatility in ETH and BTC prices; the future development and growth of digital assets; ETH-specific market, technology and regulatory developments; and the risks of our digital asset treasury model.

●	Operational and custody risks: Risks of ETH staking and related activities; the risks of ETH scaling, market structure and liquidity; slashing, smart contract, bridge, oracles, fork and protocol upgrade vulnerabilities; market structure and liquidity risks; liquid staking and restaking risks; concentration and governance risks; counterparty risks at mining pools, custodians, staking providers, and validators; failures to securely store and manage currencies; potential theft, loss or destruction of private keys; disruptions in our supply chain; potential losses of personnel; and BTC halving events.

●	Regulatory, legal and policy risks: Extensive evolving U.S. and foreign laws and policies applicable to digital assets, custody, staking, market structure, market intermediaries and stablecoins, sanctions/anti-money laundering, securities and commodities regulation, and tax treatment; possible conflicting or extraterritorial regulations potential investigations and litigation; the risk that we, ETH or other assets we hold could be deemed a “security” or that we could be deemed an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”).

●	Changes in geopolitical, social or general economic conditions: macroeconomic conditions, including interest rates, inflation, monetary and fiscal policy, geopolitical conflict, including conflicts in Ukraine, Iran and Gaza, and the global response to such conflicts, global economic uncertainty and other events and circumstances in the United States or elsewhere;

●	Power and infrastructure risks: Dependence on access to reliable, low-cost electricity and hosting; utility rate structures, curtailments, grid constraints, weather events; environmental and energy policy developments affecting proof-of-work mining.

●	Financing, liquidity capital markets and market access risks: Dilution associated with equity offerings; exchange listing requirements and compliance; constrained access to banking or capital markets for digital asset-related companies on acceptable terms, including through future issuances of equity, preferred or debt securities, liens and collateral arrangements, and to pay scheduled dividends on the Series A Preferred Stock.

S-2

●	Accounting, financial reporting and internal control risks: Evolving accounting for digital assets and fair value measurements; potential impairment charges; auditor transitions; internal control considerations; the existence of material weaknesses in our internal control over financial reporting and our ability to remediate them in a timely manner.

●	Strategic, counterparty and competition risks: Our strategic exposure to ETH; the success of our recent strategic transactions, including our acquisition and integration of Pier Two Holdings Pty Ltd (“Pier Two”), planned operations of MAVAN Holdings LLC (formerly Standard Validator LLC) and our launch of MAVAN; we operate in a highly competitive industry and competitive pressures from other digital asset treasury companies, exchange-traded products and other Ethereum-focused investment vehicles; dependence on a limited number of counterparties; the financial condition, regulatory status and operational reliability of our custodians, validator service providers, staking partners and other counterparties.

●	Technology, equipment and supply chain risks: Rapid technological change and equipment obsolescence; dependence on immersion cooling systems and other specialized infrastructure.

●	Cybersecurity, data privacy, intellectual property and litigation risks: Cybersecurity incidents may compromise our systems, or those of our strategic partners or third-party vendors; intellectual property disputes or alleged infringements could disrupt our business; litigation, governmental investigations, enforcement actions and intellectual property and contractual disputes.

●	Other factors: Other important risks, uncertainties and factors discussed in this prospectus supplement and in the documents incorporated by reference herein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained herein may not in fact occur. These statements speak only as of the date of this prospectus supplement or, if earlier, as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

S-3

Prospectus Supplement Summary

This summary highlights selected information about us and this offering. It is not complete and does not contain all of the information that you should consider before investing in the Series A Preferred Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, any related free writing prospectus and the financial statements and other information incorporated by reference herein and therein, including the information set forth under “Risk Factors” herein and therein, before making an investment decision.

Business Overview

BMNR is a digital asset focused company operating in the digital asset industry, with a strategic focus on acquiring, holding and managing digital assets as part of its treasury management activities. Beginning in the third calendar quarter of 2025, we expanded our business to focus primarily on Ethereum and its native cryptocurrency, ETH, transitioning from primarily mining and hosting activities toward long-term accumulation, staking and optimization of our digital asset holdings. We continue to maintain ancillary mining, leasing, and consulting operations; however, our primary objective is to manage digital assets as long-term strategic reserves to support liquidity, and capital formation. Our results are now driven primarily by operating efficiency in a lower capex model and Ethereum market conditions, including their impact on client activity and the value of any ETH held in our treasury.

We have invested strategically in ETH and, as of February 28, 2026, were the largest corporate holder of ETH, with over 4,473,459 ETH having a fair value of approximately $8.8 billion. As of February 28, 2026, we also held 195 BTC with a fair value of approximately $13.1 million. Our long-term aspiration is to eventually hold approximately 5% of the total ETH supply. As of February 28, 2026, we held 4,473,459 ETH (approximately 3.71% of the then-circulating ETH supply of approximately 120.7 million ETH), 195 BTC, a $180 million stake in Beast Industries, a $14 million stake in Eightco Holdings (NASDAQ: ORBS), and total cash and cash equivalents of $880 million, representing aggregate digital asset, equity and cash holdings of approximately $9.9 billion. As of May 31, 2026 at 2:00 p.m. ET, the prevailing market price of ETH was approximately $2,003 per ETH, as quoted by Coinbase.

Subject to market conditions, we intend to issue debt or equity securities or engage in other capital raising transactions to acquire additional ETH and other digital assets and to increase our ETH holdings through native staking, option strategies and other yield-generating activities. Our operating model is anchored by our ETH treasury strategy and supported by capital-light ecosystem services. Key drivers of our results and business include: (i) ETH market conditions, which affect the value of our holdings and the economics of any staking or staking-adjacent activities, (ii) client demand for Ethereum-adjacent services, including advisory, (iii) security, custody and compliance expenditures necessary to support institutional-grade treasury operations; and (iv) our access to capital to opportunistically acquire ETH and invest in enabling infrastructure.

Revenue Sources

We generate revenue primarily from digital asset treasury management activities, with native ETH staking as our principal revenue source. We deposit our own ETH to validator nodes on the Ethereum network (i.e., “stake”) and operate validator nodes through third-party infrastructure providers acting at our direction. Staking revenue was approximately $10.201 million and $11.181 million for the three and six months ended February 28, 2026, representing approximately 92% and 84%, respectively, of our total revenue for those periods. We also recognized $24.090 million in ETH option premium income for the three months ended February 28, 2026 from option strategies on our ETH holdings.

Since our launch of MAVAN in March 2026, we have rapidly scaled our staking operations. As of May 25, 2026, approximately 4.7 million ETH (representing approximately 87% of our ETH holdings and approximately 3.9% of the total ETH supply) were staked through MAVAN, which had over $14 billion in ETH staked globally. Our staked ETH generates recurring ETH-denominated rewards at a gross annual percentage rate of approximately 2.5% to 4.0%, which we periodically convert to U.S. dollars. Based on our staking activity as of May 25, 2026, our projected annualized staking revenue was approximately $276 million. The following chart shows our projected annualized staking revenue by week and the percentage of total ETH supply staked by us from December 28, 2025 through May 25, 2026.

S-4

In addition, we generated $397,000 of consulting revenue during the six months ended February 28, 2026 from a consulting agreement covering operational, maintenance and consulting services focused on bitcoin mining-as-a-service and bitcoin treasury strategy; $1.536 million of leasing revenue during the same period (with our machine lease agreements having expired on December 31, 2025, and not having been renewed); and $221,000 of self-mining revenue, compared with $2.001 million during the same period of the prior fiscal year.

Recent Developments

Pier Two Acquisition - On March 25, 2026, we entered into a definitive agreement and completed the acquisition of 100% of the outstanding equity interest of Pier Two (the “Pier Two Acquisition”), a provider of institutional-grade blockchain infrastructure, for a total preliminary purchase price of approximately $30.5 million, comprising approximately $6.0 million in cash, $10.5 million in fixed equity and $14.0 million in deferred compensation, plus a contingent earn-out consideration with a potential maximum payout of $11.8 million.

MAVAN - In connection with our Pier Two Acquisition, we formed MAVAN Holdings LLC (formerly Standard Validator LLC) to operate blockchain validation and staking activities. MAVAN Holdings LLC is majority-owned by us, with a 2% non-controlling equity interest held by Ethereum Tower LLC in exchange for certain managerial services provided to our MAVAN operations. On March 25, 2026, we launched MAVAN (Made in America VAlidator Network), our institutional-grade Ethereum staking platform, originally to support our own ETH treasury and now intended to serve institutional investors, custodians and other ecosystem partners.

NYSE Uplisting and Repurchase Authorization - Our common stock was uplisted to the NYSE on April 9, 2026, where it now trades under the symbol “BMNR.” The NYSE American previously listed our common stock. On April 9, 2026, our board of directors increased our share repurchase authorization from $1.0 billion to $4.0 billion.

Transfer Agent - Effective April 8, 2026, we changed the transfer agent and registrar for our common stock to Equiniti Trust Company, LLC.

Corporate Information

BMNR was redomiciled in Delaware from Nevada on April 6, 2020, and changed its name to Bitmine Immersion Technologies, Inc. on July 19, 2021. Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854, and our telephone number at that address is (203) 401-8200. Our website is www.bitminetech.io. The information on, or accessible through, our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-5

The Offering

The summary below describes the principal terms of the Series A Preferred Stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Series A Preferred Stock” section of this prospectus supplement contains a more detailed description of the terms and conditions of the Series A Preferred Stock. As used in this section, references to “we,” “us” and “our” refer only to Bitmine Immersion Technologies, Inc. and not to any of its subsidiaries.

Issuer	Bitmine Immersion Technologies, Inc.

Securities Offered	9.50% Series A Perpetual Preferred Stock.

Amount Offered	3,000,000 shares of Series A Preferred Stock.

Public Offering Price	$ per share of Series A Preferred Stock.

Settlement	June , 2026 (the “settlement date”), which is the third business day after the initial trade date for the Series A Preferred Stock (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock more than one business day prior to the issue date must, because the Series A Preferred Stock initially will settle T+3, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Stated Amount	$100 per share of Series A Preferred Stock.

Liquidation Preference	Initially, $100 per share of Series A Preferred Stock. The liquidation preference will be subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than $100 per share of Series A Preferred Stock.

Regular Dividend Payment Dates	Weekly in arrears; provided that the Company may elect, in its sole discretion, to pay regular dividends more frequently.

Regular Record Dates	The 10th day immediately preceding the applicable regular dividend payment date.

Regular Dividends

The Series A Preferred Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 9.50% on the Stated Amount thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus supplement, regular dividends will be payable when, as and if declared by our board of directors or any duly authorized committee thereof, out of funds legally available for their payment weekly in arrears on each regular dividend payment date to the Series A Preferred Stockholders (as defined herein) of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date. Declared regular dividends on the Series A Preferred Stock will be payable solely in cash, in the manner, and subject to the provisions, described in this prospectus supplement.

If any accumulated regular dividend (or any portion thereof) on the Series A Preferred Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded weekly at the “compounded dividend rate,” from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined in this prospectus supplement) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to (i) the “regular dividend rate” (as defined in this prospectus supplement) plus (ii) 5 basis points (based on a weekly regular dividend period); provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 5 basis points per annum (based on a weekly regular dividend period) for each subsequent regular dividend period, up to a maximum rate of 15% per annum (we refer to the rate increase in this clause (ii) per regular dividend period as the “additional dividend rate increase”). We have the flexibility to elect to increase the payment frequency of regular dividends to be more often than weekly and, in the event that we so elect, the additional dividend rate increase per regular dividend period will be proportionately reduced to reflect such shorter regular dividend period such that the maximum aggregate additional dividend rate increase per annum is 260 basis points.

S-6

If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall automatically (without any further action by us) constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use commercially reasonable efforts over the following 30-day period to sell common stock, other securities and/or digital assets to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined in this prospectus supplement). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the Series A Preferred Stockholders of record as of the close of business on the “deferred regular record date” (as defined in this prospectus supplement) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, on the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined in this prospectus supplement) has occurred with respect to the appointment of board members, as described further below. If we pay such regular dividend, plus compounded dividends thereon, on the deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of determining whether a “regular dividend non-payment event” has occurred. See “Description of Series A Preferred Stock—Regular Dividends.”

We expect to fund any dividends paid on the Series A Preferred Stock primarily through the yield generated on our ETH holdings from staking, option strategies on Ethereum and additional capital raising activities, including at-the-market offerings of our preferred or other equity securities. See “Risk Factors—Risks Relating to the Series A Preferred Stock and This Offering—We may not have sufficient funds to be able to declare and pay dividends on the Series A Preferred Stock, or we may choose not to declare or pay dividends on the Series A Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

No Preemptive and Conversion Rights	The Series A Preferred Stock will not be convertible into or exchangeable for any other securities or property and will not be entitled to any preemptive or similar rights.

Optional Redemption

We will have the right, at our election, to redeem the Series A Preferred Stock, in whole or in part, at any time, or from time to time, for cash as follows: (i) from the original issue date until , 2028 (eighteen (18) months after the original issue date), at a redemption price equal to 110% of the Stated Amount per share; (ii) from , 2028 to , 2029 (three (3) years after the original issue date), at a redemption price equal to 105% of the Stated Amount per share; and (iii) after , 2029, at a redemption price equal to 100% of the Stated Amount per share; plus, in each case, accumulated and unpaid dividends thereon to, but excluding, the redemption date. If the total number of shares of all Series A Preferred Stock then outstanding is less than 25% of the total number of shares of Series A Preferred Stock originally issued in this offering and in any future offering taken together, we will have the right to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

Redemption Upon Tax Event	In addition to the redemption right described above, if a “tax event” (as defined in this prospectus supplement) occurs, we will have the right to redeem all, but not less than all, of the Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date. We refer to a redemption pursuant to this provision as a “tax redemption.” See “Description of Series A Preferred Stock—Redemption at Our Option—Tax Redemption.”

Repurchase at the Option of the Series A Preferred Stockholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, each holder of Series A Preferred Stock will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of Series A Preferred Stock at a cash repurchase price equal to the Stated Amount of the Series A Preferred Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date. See “Description of Series A Preferred Stock—Fundamental Change Permits Series A Preferred Stockholders to Require Us to Repurchase Series A Preferred Stock.”

Voting Rights

The Series A Preferred Stock will have no voting rights except as described in this prospectus supplement or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

S-7

If (in each case, subject to the provisions described in this prospectus supplement) less than the full amount of accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been declared and paid for (i) a 12-month period, holders of Series A Preferred Stock (voting together as a single class with the holders of each class or series of “voting parity stock” (as defined in this prospectus supplement), if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable) will have the right to elect one director (a “Series A Preferred Stock director”) to our board of directors at our next annual meeting of stockholders (or, if earlier, at a special meeting called for such purpose). Such election right will arise 60 days after the last missed payment date in such 12-month payment failure period; and (ii) a 18-month period, holders of Series A Preferred Stock (voting together as a single class with the holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable) will have the right to elect a second Series A Preferred Stock director to our board of directors at our next annual meeting of stockholders (or, if earlier, at a special meeting called for such purpose). Such election right will arise 60 days after the last missed payment date in such 18-month payment failure period.

If, thereafter, all accumulated and unpaid dividends on the outstanding Series A Preferred Stock have been paid in full, then the right of the holders of the Series A Preferred Stock to elect any Series A Preferred Stock directors will terminate. Upon the termination of such right with respect to the Series A Preferred Stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a Series A Preferred Stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such election, then the authorized number of our directors will automatically decrease by one or two, as applicable).

Subject to the exceptions and limitations described in this prospectus supplement, the affirmative vote or consent of Series A Preferred Stockholders, and holders of each class or series of voting parity stock, if any, with voting or consent rights with respect to such event, representing at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the Series A Preferred Stock; (ii) certain consolidations, combinations and mergers involving us; (iii) certain binding or statutory share exchanges or reclassifications involving the Series A Preferred Stock; and (iv) the creation and issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock. See “Description of Series A Preferred Stock—Voting Rights.”

Ranking	The Series A Preferred Stock will rank as follows:

●	senior to common equity, including our common stock, other junior stock and all other future preferred equity with respect to the payment of dividends and with respect to the distribution of assets upon our liquidation, dissolution or winding up, in each case, (i) other than any equity security referred to in the second bullet point below or (ii) unless holders consent to the issuance of dividend senior stock or liquidation senior stock as described below;

●	equally with (i) “dividend parity stock” (as defined in this prospectus supplement) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

●	junior to any existing and future indebtedness; and

●	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

Our common stock will constitute “dividend junior stock” and “liquidation junior stock” (each as defined in this prospectus supplement). The terms of the Series A Preferred Stock will not restrict us from issuing dividend parity stock or liquidation parity stock; however, we cannot issue dividend senior stock or liquidation senior stock without the affirmative vote or consent of holders of at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and any voting parity stock.

Transfer Agent and Registrar for the Series A Preferred Stock	Equiniti Trust Company, LLC.

Listing	No public market currently exists for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on NYSE under the symbol “BMNP.” If the listing is approved, we expect trading to commence within 30 days after the date the Series A Preferred Stock is first issued.

S-8

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million, after deducting the underwriting discount and commissions and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include the acquisition of additional ETH and other digital assets; the expansion of our staking and validator infrastructure, including through MAVAN; working capital; strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption; and/or repurchases of our common stock under our share repurchase program. See “Use of Proceeds.”

Risk Factors	Investing in the Series A Preferred Stock involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax consequences of purchasing, owning, and disposing of the Series A Preferred Stock, see “Material U.S. Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the Series A Preferred Stock in the form of one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates will be shown on, and transfers of Series A Preferred Stock represented by global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any Series A Preferred Stock. See “Description of Series A Preferred Stock—Book Entry, Settlement and Clearance.”

Shares Outstanding After This Offering	Immediately after the consummation of this offering, 3,000,000 shares of Series A Preferred Stock will be outstanding. For purposes of this calculation, we have used the number of shares of Series A Preferred Stock that were outstanding as of June 2, 2026.

S-9

Risk Factors

An investment in the Series A Preferred Stock involves a high degree of risk. Before deciding whether to invest in the Series A Preferred Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities could be materially and adversely affected, resulting in a loss of all or part of your investment. As used in this section, (i) “we,” “our” and “us” refer to Bitmine Immersion Technologies, Inc. and its subsidiaries; and (ii) “Series A Preferred Stockholder” refers to any person in whose name any share of Series A Preferred Stock is registered on the registrar’s books.

Risks Relating to the Series A Preferred Stock and This Offering

Although the Series A Preferred Stock will be senior to our common stock, it will be junior to any of our indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the Series A Preferred Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities, including any parity securities or, subject to the limitations described in this prospectus supplement, senior securities, in accordance with their respective liquidation rights. If we issue any liquidation parity stock in the future, then the assets available for distribution will be distributed pro rata among holders of the Series A Preferred Stock and any other liquidation parity stock then outstanding. There may be insufficient remaining assets available to pay the liquidation preference and unpaid accumulated dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock will not restrict us from issuing dividend parity stock or liquidation parity stock; however, we cannot issue dividend senior stock or liquidation senior stock without the affirmative vote or consent of holders of at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and any voting parity stock.

In addition, our subsidiaries will have no obligation to pay any amounts on the Series A Preferred Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the Series A Preferred Stock.

We may not have sufficient funds to be able to declare and pay dividends on the Series A Preferred Stock, or we may choose not to declare or pay dividends on the Series A Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.

We expect to fund dividends on the Series A Preferred Stock primarily through the yield generated on our ETH holdings from staking, option strategies on Ethereum and additional capital raising activities, including at-the-market offerings of our preferred or other equity securities. However, there is no assurance that we will be able to generate sufficient funds from these strategies or activities. Further, our ability to declare and pay dividends on the Series A Preferred Stock will depend on many factors, including the following:

●	our financial condition, including the amount of cash we have on hand;

●	the amount of cash, if any, generated by our strategies, operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all) and the impact of the other risks described in this “Risk Factors” section and in the documents included by reference herein on our ability to generate that cash;

S-10

●	our anticipated financing needs, including the amounts needed to service our indebtedness, any other preferred securities or other obligations;

●	our ability to sell equity securities under existing or new at-the-market offering programs, which is reliant on maintaining effective registration statements, certain market conditions, such as sufficient liquid trading volume for our stock, the market price of our securities, the value of our digital asset holdings, investor sentiment and the general public perception of digital assets, our strategy and our value proposition;

●	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

●	the ability of our subsidiaries to distribute funds to us;

●	regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law; and

●	contractual restrictions on our ability to pay dividends.

In addition, subject to a limited exception, as described under the caption “Description of Series A Preferred Stock—Regular Dividends,” our board of directors or any duly authorized committee thereof may choose not to declare or pay accumulated dividends on the Series A Preferred Stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the Series A Preferred Stock. In addition, if we fail to declare and pay accumulated dividends on the Series A Preferred Stock in full, then the value of the Series A Preferred Stock will likely decline.

Provisions contained in the instruments governing our future indebtedness or dividend senior stock or dividend parity stock may restrict or prohibit us from paying dividends on the Series A Preferred Stock. If the terms of our indebtedness or dividend senior stock or dividend parity stock restricts or prohibits us from paying dividends, then we may seek to refinance that indebtedness or dividend senior stock or dividend parity stock or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.

Under the Delaware General Corporation Law, we may declare dividends on the Series A Preferred Stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. If we do not have sufficient surplus or net profits to declare and pay dividends on the Series A Preferred Stock, our ability to cover dividend payments may be materially and adversely affected.

The Series A Preferred Stock has only limited voting rights.

The Series A Preferred Stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the Series A Preferred Stock, and certain other limited circumstances described in this prospectus supplement and except as required by the Delaware General Corporation Law. Holding Series A Preferred Stock will not confer the right to vote together with holders of our common stock on matters on which our common stockholders are entitled to vote. For example, holders of Series A Preferred Stock, as such, do not have the right to vote in the general election of our directors, although holders of Series A Preferred Stock will only have a limited right, voting together with holders of any voting parity stock if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, to elect one director upon the failure to pay accumulated and unpaid dividends for a 12-month period, and a second director upon the failure to pay accumulated and unpaid dividends for a 18-month period. See “Description of Series A Preferred Stock—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” Accordingly, the voting provisions of the Series A Preferred Stock may not afford you with meaningful protections for your investment.

S-11

We may issue preferred stock in the future that ranks equally with the Series A Preferred Stock with respect to dividends and liquidation rights, which may adversely affect the rights of Series A Preferred Stockholders.

Without the consent of any holder of Series A Preferred Stock, we may authorize and issue preferred stock (including additional Series A Preferred Stock) that ranks equally with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such equally ranked preferred stock in the future, the rights of holders of the Series A Preferred Stock will be diluted and the value of the Series A Preferred Stock may decline. For example, if we issue any dividend parity stock in the future, no dividends may be declared or paid on Series A Preferred Stock unless regular dividends are simultaneously declared on any dividend parity preferred stock on a pro rata basis (as described further under the caption “Description of Series A Preferred Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights—Limitation on Dividends on Parity Stock”). If there are insufficient remaining assets available, our ability to cover the liquidation preference and unpaid accumulated dividends on the Series A Preferred Stock or dividend parity stock may be materially and adversely affected.

There is currently no trading market for the Series A Preferred Stock. If an active trading market does not develop for the Series A Preferred Stock, then holders of the Series A Preferred Stock may be unable to sell their Series A Preferred Stock at desired times or prices, or at all.

The Series A Preferred Stock is a new class of securities for which no market currently exists. We have applied to list the Series A Preferred Stock on the NYSE under the symbol “BMNP.” If the listing is approved, we expect trading to commence within 30 days after the date the Series A Preferred Stock is first issued. However, our listing application may not be approved. If our listing application is not approved, then the Series A Preferred Stock will not be listed on the NYSE. Investors should assume that they may not be able to liquidate their investment for some time, if ever, or be able to pledge their Series A Preferred Stock as collateral. Moreover, even if the listing is approved, a liquid trading market for the Series A Preferred Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your Series A Preferred Stock at the times you wish to or at favorable prices, if at all.

The trading market for the Series A Preferred Stock may be limited, and prevailing interest rates, market volatility and other factors could cause the value of the Series A Preferred Stock to decline significantly.

The trading market for the Series A Preferred Stock may be limited or may not develop at all, and future trading prices will depend on numerous factors beyond our control. These factors include, among others, prevailing interest rates, our dividend yield, our financial condition, results of operations, cash flow, liquidity, business and prospects, the market for comparable securities, and conditions in the broader securities markets. Among these factors, changes in prevailing interest rates may have a particularly significant impact on the value of the Series A Preferred Stock, as an increase in interest rates, including as a result of rising actual or expected inflation, could cause its value to decline significantly. More broadly, periods of heightened market volatility could materially and adversely affect the trading price of the Series A Preferred Stock regardless of our actual financial condition, results of operations, business or prospects.

Future sales, or the perception of future sales, of our debt instruments, Series A Preferred Stock, or other classes or series of liquidation parity or dividend parity preferred stock could depress the price of the Series A Preferred Stock.

We may issue and sell additional shares of Series A Preferred Stock, or other classes or series of liquidation parity or dividend parity preferred stock, or debt securities in subsequent offerings to raise capital, or may issue such securities for other purposes, including in connection with the acquisition of additional ETH and other digital assets.

We cannot predict:

●	the size and terms of future issuances of such securities; or

●	the effect, if any, that future issuances and sales of such securities will have on the market price of the Series A Preferred Stock.

Transactions involving Series A Preferred Stock, or other series of liquidation parity or dividend parity preferred stock or debt securities could result in a decrease in the market price of the Series A Preferred Stock.

S-12

Any deferred dividends on Series A Preferred Stock are payable to the holder of Series A Preferred Stock as of the deferred regular record date, and a holder that transfers its Series A Preferred Stock after the regular dividend record date applicable to that deferred dividend and prior to such deferred regular record date will not receive such deferred dividends.

If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall automatically (without any further action by us) constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use commercially reasonable efforts over the following 30-day period to sell common stock, other securities and/or digital assets to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined in this prospectus supplement). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the Series A Preferred Stockholders of record as of the close of business on the “deferred regular record date” (as defined in this prospectus supplement) immediately preceding such deferred regular dividend payment date.

In addition, although the deferred regular dividend payment date may not be more than one trading day after the 30th calendar date after the regular dividend payment date, and the deferred regular record date may not be more than 15 calendar days preceding such deferred regular dividend payment date, we have the flexibility to elect an earlier deferred regular dividend payment date and/or a deferred regular record date that is closer to the deferred regular dividend payment date. Therefore, a holder of Series A Preferred Stock may not know in advance when a deferred dividend will be paid or what the corresponding deferred regular record date will be.

As a result, if a holder of Series A Preferred Stock sells, transfers, or otherwise disposes of their shares after one or more regular dividends have been deferred and prior to the deferred regular record date, the transferring holder will not be entitled to receive any portion of the dividends related to the missed regular dividend record date (or any compound dividends thereon). Instead, the holder of Series A Preferred Stock as of the deferred regular record date would be entitled to receive the full amount of such dividends, including amounts that accrued and compounded on the deferred dividend during the prior holder’s period of ownership. There is no mechanism under the terms of the Series A Preferred Stock that requires us or a purchaser to apportion dividends between a transferor and a transferee based on their respective periods of ownership. Accordingly, a holder of Series A Preferred Stock who sells its shares during a period of dividend deferral may lose the full economic benefit of such deferred dividend (and any compounded divided thereon), particularly if such holder is unable to negotiate a purchase price that adequately reflects the value of the dividends.

Holders of Series A Preferred Stock may be treated as receiving deemed distributions, and consequently may be subject to tax with respect to the Series A Preferred Stock under certain circumstances, even though no corresponding distribution of cash has been made.

Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of our Series A Preferred Stock may be treated as receiving a deemed distribution on the Series A Preferred Stock under certain circumstances, including as a result of (i) an increase in the liquidation preference of the Series A Preferred Stock, (ii) the Series A Preferred Stock being issued at a discount or (iii) any redemption of the Series A Preferred Stock before , 2029. In addition, if our board of directors does not declare a dividend on the Series A Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Series A Preferred Stock.

Under applicable Treasury Regulations, deemed distribution treatment is required in the case of callable preferred stock such as the Series A Preferred Stock only if, based on all of the facts and circumstances as of the issue date, the redemption pursuant to the call right is more likely than not to occur. Even if a redemption is more likely than not to occur, deemed dividend treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption; i.e., it is a premium paid as a result of changes in economic conditions over which neither the corporation nor the shareholder have control. The Treasury Regulations also provide a safe harbor pursuant to which an issuer’s right to redeem will not be treated as more likely than not to occur. Under the safe harbor, if the issuer and the holder are not related, there are no plans or arrangements that effectively compel the issuer to redeem the stock and the exercise of the call right would not reduce the yield on the stock, the issuer’s call right is not treated as more likely than not to occur. We believe that, under the safe harbor, our right to redeem the Series A Preferred Stock is treated as not more likely than not to occur.

In addition, under applicable Treasury Regulations, deemed dividend treatment is required if a holder of preferred stock has the right to require the issuer to redeem the stock, unless such right is subject to a contingency that is beyond the legal or practical control of holder or the holders as a group, and that, based on all of the facts and circumstances as of the issue date, renders remote the likelihood of redemption. Holders of our Series A Preferred Stock have the right to cause us to redeem the Series A Preferred Stock in the event of a “fundamental change.” While no assurances can be provided, we believe that the likelihood of a fundamental change is remote.

S-13

Holders of Series A Preferred Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. holders (as defined herein) may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We may not have sufficient current or accumulated earnings and profits during any fiscal year for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the Series A Preferred Stock may be adversely affected.

The Series A Preferred Stock could be treated as “fast-pay” stock for U.S. federal income tax purposes.

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to such stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant). For such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the Series A Preferred Stock or if the maximum compounded dividend rate is in effect. Stock is also presumed to be fast-pay stock if it is issued for an amount that exceeds by more than a de minimis amount (as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, a compounded dividend rate becomes in effect.

We have not structured our Series A Preferred Stock to be the type of stock subject to the Fast-Pay Stock Regulations and we do not intend to structure additional shares of Series A Preferred Stock to be the type of stock subject to the Fast-Pay Stock Regulations. The rules regarding the definition of fast-pay stock are unclear in certain respects, however, and, as a result, the IRS could determine that our Series A Preferred Stock or any additional shares are fast-pay stock, which could have adverse tax consequences to holders, including reporting requirements applicable to arrangements treated as “listed transactions” for U.S. federal income tax purposes. Failure to comply with reporting requirements applicable to listed transactions could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax.

Holders of Series A Preferred Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences with respect to an investment in the Series A Preferred Stock.

An issuance of Additional Shares could have an adverse tax profile, which could subject holders of Series A Preferred Stock offered hereby to adverse consequences.

There may be increased risk that the IRS could assert that any additional shares of Series A Preferred Stock (or any shares that we or any of our subsidiaries have purchased or otherwise acquired and then resold) (such additional or resold shares, the “Additional Shares”) constitute fast-pay stock under the rules Fast-Pay Stock Regulations described above.

In addition, if any Additional Shares are issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the Series A Preferred Stock by the amount of any dividends-received deduction it receives. The liquidation preference of the Series A Preferred Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may be taken into account for purposes of disqualified preferred stock determination.

S-14

If Additional Shares are considered fast-pay stock or disqualified preferred stock, the Series A Preferred Stock offered hereunder could also be subject to same treatment as a practical matter due to fungible trading if such Additional Shares are issued under the same CUSIP.

If any Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the Series A Preferred Stock offered hereunder at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the Series A Preferred Stock offered hereunder as well as with respect to such Additional Shares.

Because the IRS or other parties (such as withholding agents) may not be able to distinguish between the Series A Preferred Stock offered hereunder and the Additional Shares, a holder of Series A Preferred Stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the Series A Preferred Stock as opposed to such Additional Shares. Moreover, any adverse tax consequences as described above in connection with the future issuance of Additional Shares may adversely affect the market value of the Series A Preferred Stock offered hereunder.

Provisions of the Series A Preferred Stock could delay or prevent an otherwise beneficial acquisition of us or certain other transactions.

Certain provisions in the Series A Preferred Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a transaction constitutes a fundamental change, then, except as described in this prospectus supplement, holders of Series A Preferred Stock will have the right to require us to repurchase their Series A Preferred Stock for cash. See “Description of Series A Preferred Stock—Fundamental Change Permits Series A Preferred Stockholders to Require Us to Repurchase Series A Preferred Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us, including in a transaction that Series A Preferred Stockholders may view as favorable.

Your investment in the Series A Preferred Stock may be harmed if we redeem the Series A Preferred Stock.

We will have the right to redeem the Series A Preferred Stock in certain circumstances. See “Description of Series A Preferred Stock—Redemption at Our Option.” Because we may redeem the Series A Preferred Stock at our option in certain circumstances, holders may not receive the benefit of future dividend payments, and the market price of the Series A Preferred Stock may not rise materially above the applicable redemption price. Any partial redemptions may reduce the number of shares outstanding, which could adversely affect liquidity and increase volatility in the trading market for remaining shares. If we redeem your Series A Preferred Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend or interest rates.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds of this offering for general corporate purposes, which may include the acquisition of additional ETH and other digital assets; the expansion of our staking and validator infrastructure, including through MAVAN; working capital; strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption; and/or repurchases of our common stock under our share repurchase program. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the value of the Series A Preferred Stock to decline.

We may use the net proceeds from this offering to purchase additional digital assets, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional digital assets, including ETH. ETH is a highly volatile asset. In addition, these digital assets do not pay interest or other returns inherently and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of our digital asset holdings following our purchases of digital assets with the net proceeds from this offering or staking ETH. Future fluctuations in digital asset trading prices may result in our converting digital assets purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

S-15

Risks Related to Our Business, Including Our ETH Treasury Strategy

ETH is a highly volatile asset, and fluctuations in the price of ETH could influence our financial results, the market price of our listed securities and ability to pay dividends.

ETH is a highly volatile asset, and fluctuations in the price of ETH could influence our financial results, the market price of our listed securities and our ability to pay dividends. There could be a material adverse effect on our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities, if the price of ETH decreased substantially, including as a result of:

●	decreased user and investor confidence in ETH, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of ETH by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of ETH associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for ETH or spot ETH exchange-traded products (“ETPs”);

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, ETH or the broader digital assets industry, for example, (i) public perception that ETH can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the ETH ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of ETH and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in ETH related processes;

●	changes in consumer preferences and the perceived value or prospects of ETH;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for ETH purchase and sale transactions to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of ETH or adversely affect investor confidence in digital assets generally;

●	developments relating to the ETH protocol that may impact (i) its security, speed, scalability, usability, or value, (b) failures to upgrade the protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the ETH protocol that introduce software bugs, security risks or other elements that adversely affect ETH;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for ETH;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of ETH, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

S-16

●	reductions in staking rewards of ETH, or increases in the costs associated with ETH staking, including increases in electricity costs and hardware and software used in staking, or new or enhanced regulation or taxation of ETH staking, which could further increase the costs associated with ETH staking, any of which may cause a decline in support for the Ethereum protocol;

●	transaction congestion and fees associated with processing transactions of ETH or lengthened periods to exit ETH staking or other delays to unstaking or withdrawing ETH from staking protocols;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East; and

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the ETH blockchain becoming insecure or ineffective.

The yields generated from staking our Ethereum holdings are inherently volatile and may decline significantly, which could materially and adversely affect our ability to generate sufficient cash flow to fund operations and pay dividends to our stockholders.

A significant portion of our revenue is derived from staking rewards earned on our Ethereum holdings. Staking rewards are not fixed and are subject to substantial fluctuation based on a variety of factors, many of which are beyond our control. These factors include changes in the total amount of Ethereum staked across the network, modifications to the Ethereum protocol’s reward mechanisms through network upgrades or governance decisions, fluctuations in network transaction volume and associated priority fees, changes in the rate of new validator participation, and broader macroeconomic and cryptocurrency market conditions. As the total amount of Ethereum staked on the network increases, the per-validator reward rate generally decreases, which could result in a material reduction in the yield we earn on our staked assets over time.

Because we rely on staking income as a primary source of cash generation, any sustained decline or period of heightened volatility in staking yields could materially impair our ability to meet our operating expenses, service any outstanding indebtedness, and maintain dividend payments at current or anticipated levels. Our board of directors retains discretion over the declaration and payment of dividends, and there can be no assurance that dividends will be declared or paid in any particular amount or at all. A reduction or suspension of dividends resulting from diminished staking yields could adversely affect the market price of our securities and may make our securities less attractive to income-oriented investors.

In addition, the yield earned through Ethereum staking is denominated in ETH, the value of which is itself subject to significant price volatility. Even if staking yields remain stable in terms of the quantity of ETH earned, the fiat-currency equivalent of those rewards may fluctuate materially due to changes in the market price of ETH. A decline in the price of ETH concurrent with a decline in staking yield rates would compound the adverse impact on our cash flow and our ability to fund dividend payments. Conversely, even if ETH prices appreciate, a sufficient decline in staking yield rates could still result in reduced revenue in absolute terms if the rate of yield compression outpaces any price appreciation.

Furthermore, the Ethereum network and its proof-of-stake consensus mechanism remain subject to ongoing development and potential protocol changes. Future upgrades to the Ethereum network, including changes to issuance schedules, reward distribution mechanisms, or the introduction of new staking paradigms, could alter the economics of staking in ways that are difficult to predict. Regulatory developments in the United States and abroad may also affect our ability to stake Ethereum or the economic terms on which staking is conducted, including the potential classification of staking activities or staking rewards as securities transactions, which could subject us to additional compliance obligations or restrict our staking operations. Any such changes could further reduce the yields available to us, which may have a material adverse effect on our ability to cover dividend payments.

S-17

There can be no assurance that staking yields will remain at levels sufficient to support our current business model or dividend policy, and investors should not place undue reliance on historical staking yields as indicative of future performance.

The rise of digital asset treasury companies, including us, and digital asset ETPs, could increase price volatility in digital assets.

Due to the recent increase in the number of other companies pursuing a digital asset strategy in ETH similar to ours as well as the rise of digital asset ETPs, ownership of ETH may become more concentrated. The abandonment of digital asset treasury strategies by other companies pursuing a similar strategy, the failure by such other companies to satisfy their debt or other financial obligations, market concerns as to the viability or creditworthiness of such other companies, the loss or disposition of substantial ETH by such other companies, regulatory or legal judgments or actions against such other companies due to their adoption of a digital asset treasury strategy, or any other similar actions or negative outcomes impacting such other companies, whether due to any of the various risk factors described herein or for any other reason, could cause a significant decrease in the price of ETH. In addition, digital asset ETPs may be required to sell their holdings of ETH in order to fund redemptions. Finally, as we hope to acquire a significant portion of outstanding ETH, if we determine to sell ETH in the future, any such sales or the perception that sales are likely to occur could have a negative price impact on ETH. Any sales of large numbers of bitcoin or ETH by us or by these other parties could have a material adverse effect on the demand for, and market price of, bitcoin or ETH, which could have a material adverse effect on our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities.

Our ETH treasury strategy may fail to achieve its objectives.

Our strategy is to acquire and hold ETH on a long-term basis, with an aspirational target of holding 5% of the total ETH supply. There can be no assurance that we will be able to acquire ETH in the volumes or at the prices that we target, that the price of ETH will appreciate over time or that we will achieve any return on our ETH holdings. Concentrated holdings of ETH expose us to substantial market, custody, validator and operational risks.

Ongoing issuance of new ETH may adversely affect the price of ETH and our ability to cover dividend payments.

The rate at which new ETH are issued and put into circulation is expected to vary. Unlike bitcoin, which has a hard-coded maximum supply of 21 million coins, the Ethereum network has no formal cap on the total supply of ETH. New ETH is issued to validators as staking rewards on a continuing basis, and continued net issuance of ETH may introduce sustained downward pressure on the price of ETH, particularly if a meaningful portion of newly minted ETH is sold by validators. Sustained pressure on the price of ETH may have a material adverse effect on our ability to cover dividend payments.

Validators may suffer losses due to staking, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ETH to be staked to activate a validator node. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such staked assets may be irretrievably lost. In addition, the Ethereum networks dictate requirements for participation in validation activity, and may impose penalties, such as “slashing,” if the relevant activities are not performed in-line with protocol determined validator operating requirements as encoded to the underlying blockchain, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ETH are slashed by the Ethereum network, their assets may be burnt by the network, resulting in losses to them. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ETH. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ETH to decrease.

S-18

Staking activities are subject to significant risks, including slashing, lock-up, smart contract, liquidity, counterparty and operational and validator risks.

We generate substantial revenue from native ETH staking, including through MAVAN. Staking requires operational reliability and adherence to protocol rules. Staked ETH is subject to slashing penalties for validator misbehavior or downtime, lock-up and unbonding periods that limit liquidity, smart contract bugs, validator failures, and risks associated with third-party staking-as-a-service providers. The Ethereum protocol may be modified in ways that reduce or eliminate staking rewards. Any of these events could materially reduce our staking revenues and the value of our ETH holdings.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our ETH treasury strategy, the manner in which our ETH is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our ETH holdings or other digital asset activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding ETH and other digital assets.

Legislative or regulatory change regarding the regulation of “commodities” by the Commodities Futures Trading Commission (“CFTC”) and the potential regulation of digital assets as “digital commodities” could subject us to additional regulatory burdens and oversight by the CFTC and could adversely affect the market price of ETH and the market price of our listed securities.

The CFTC has stated it believes, and judicial decisions involving CFTC enforcement actions have confirmed, that at least some digital assets fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936 (the “CEA”) and the rules promulgated by the CFTC thereunder (“CFTC Rules”). While the CFTC has enforcement authority to police against fraud and manipulation in spot commodity markets (including the spot market for digital assets that are commodities), the CFTC only has regulatory and supervisory jurisdiction with respect to “commodity interest” transactions, such as futures, options, and swaps on a commodity (including a digital asset commodity) and certain leveraged, margined, or financed transactions in commodities involving retail customers. Accordingly, we are not currently regulated or supervised by the CFTC and are not subject to the legal and regulatory obligations that are applicable to CFTC-registered entities under the CEA and CFTC Rules.

The regulation of digital assets in the U.S. is subject to change because of the enactment and adoption of new laws and regulations. For example, the proposed Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) recently passed by the U.S. House of Representatives and other draft digital asset market structure and regulation bills have proposed granting the CFTC additional regulatory and supervisory powers with respect to spot digital assets as “digital commodities.” While it is not possible to predict if and in what form such proposals will be adopted, if any, changes to or expansion of the jurisdiction of the CFTC with respect to activities in spot digital assets could result in the imposition of additional regulatory obligations and burdens, which could include registration, disclosure, reporting, and business conduct requirements. For example, it is possible that if the CLARITY Act were to become law as currently proposed, our ETH treasury management strategy could cause us to be deemed a “commodity pool” under the CEA such that our operators and advisors may need to register with the CFTC as commodity pool operators and comply with other CFTC regulations as well as the rules of the National Futures Association. Such additional regulatory burdens and oversight could materially increase the cost of our business, could adversely affect the market price of ETH, and in turn could adversely affect the market price of our listed securities.

S-19

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The Financial Crimes Enforcement Network, a division of the U.S. Treasury Department (“FinCEN”) regulates providers of certain services with respect to “convertible virtual currency,” including ETH. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that cryptocurrency mining, without engagement in other activities, does not require registration and licensure with FinCEN, FinCEN has not made similar pronouncements with respect to the operation of Ethereum validators. In addition, our engaging in decentralized finance activities could expose us to further risk in this regard.

If regulatory changes or interpretations require us to register as a money services business with FinCEN under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements—including those that would mandate us to implement anti-money laundering programs meeting certain requirements, make certain reports to FinCEN or state regulators, and maintain certain records, resulting in significant compliance costs and operational burdens.

We may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. Further, we may not be capable of complying with certain federal or state regulatory obligations applicable to “money services businesses” and “money transmitters,” such as monitoring transactions and blocking transactions, because of the nature of the Ethereum blockchain. If we are deemed to be subject to and not in compliance with such additional regulatory and registration requirements, we may act to dissolve and liquidate. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

We may be subject to regulatory developments related to digital assets and digital asset markets, which could adversely affect our business, financial condition, and results of operations.

As digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of digital assets. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of digital assets or the ability of individuals or institutions such as us to own or transfer digital assets.

On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” (the “Executive Order”) aimed at supporting “the responsible growth and use of digital assets, blockchain technology and related technologies across all sectors of the economy.” The Executive Order also established an interagency working group that is tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this Executive Order, the working group released a report in July 2025 outlining the administration’s recommendations to Congress and various agencies reflecting the administration’s “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self-custody of digital assets, clarifying the applicability of Bank Secrecy Act obligations with respect to digital asset service providers, granting CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a central bank digital currency, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace DeFi, launch or relaunch digital asset innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. The CLARITY Act was passed by the U.S. House of Representatives on July 17, 2025, and, as of the date of this report, remains pending before the Senate. In addition, also in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States. If enacted, the CLARITY Act would establish a federal framework for the regulation of certain digital asset markets and digital asset trading platforms in the United States.

S-20

It is difficult to predict whether, or when, as a result of these developments, Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new regulations or changes to existing regulations might impact the value of digital assets generally and ETH held by the Company specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on our business, results of operations, financial condition, and prospects, as well as the market price of ETH, which in turn could adversely affect the market price of our listed securities.

Our ETH holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the ETH market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. Staked ETH may not be immediately available for withdrawal or sale. As part of the “activating” and “exiting” processes of staking, staked ETH will be inaccessible for a variable period of time determined by a range of factors, including network congestion. These delays may be unpredictable and could occur during periods of market stress or declining ETH prices, limiting our ability to use staked ETH as a source of liquidity to fund dividends. Further, during times of market instability, we may not be able to sell our ETH at favorable prices or at all. For example, a number of ETH trading venues temporarily halted deposits and withdrawals in 2022, although the Coinbase exchange (our principal market for ETH) has, to date, not done so. As a result, our ETH holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, ETH we hold with our custodians do not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered ETH or otherwise generate funds using our ETH holdings, including during times of market instability or when the price of ETH has declined significantly. If we are unable to sell our ETH, enter into additional capital raising transactions, including capital raising transactions using ETH as collateral, or otherwise generate funds using our ETH holdings, or if we are forced to sell our ETH at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Blockchain technology may expose us to sanctioned or blocked persons or may result in unintentional or inadvertent violations of economic sanctions and anti-money laundering laws and regulations.

We are subject to the rules enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), including prohibitions on conducting direct or indirect business with persons named on, or owned by persons named on, OFAC’s various sanctions lists, including the Specially Designated Nationals and Blocked Persons list (“SDN List”). We are also prohibited from direct or indirect dealings with persons located, organized, or resident in jurisdictions subject to comprehensive U.S. economic sanctions (as of today, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine), and may be prohibited from dealing with persons in other jurisdictions subject to targeted U.S. sanctions such as Venezuela, Russia, and Belarus.

U.S. sanctions compliance obligations apply to all U.S. persons and cover transactions in digital assets. U.S. sanctions authorities and law enforcement have, in recent years, directed significant attention to sanctions compliance among the digital assets industry. For example, OFAC has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the SDN List, and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

Because of the pseudonymous nature of blockchain transactions and decentralized applications, we may inadvertently and without knowledge, directly or indirectly engage in transactions with or for the benefit of prohibited persons under U.S. sanctions regulations, especially when engaging in DeFi activities where it may be impossible for us to determine the identity of our counterparties. OFAC may impose civil penalties for sanctions violations on a “strict liability” basis, meaning we may be held responsible for transacting with prohibited parties even if we have no knowledge that a particular counterparty is a prohibited person under U.S. sanctions regulations. In addition, we may be subject to non-U.S. economic sanctions laws and regulations to the extent we conduct activity within the jurisdiction of other sanctions regimes, including those of the European Union and United Kingdom.

S-21

OFAC and other governmental authorities have significant discretion in the interpretation and enforcement of U.S. economic sanctions laws and regulations. Moreover, economic sanctions laws and regulations continue to evolve, often with little or no notice, which could raise operational or compliance challenges. If it is determined that we have transacted with prohibited persons under U.S. sanctions regulations, even inadvertently, this could result in substantial reputational harm, fines or penalties, and costs associated with governmental inquiries and investigations. Despite our compliance efforts and activities we cannot assure compliance by our employees or representatives for which we may be held responsible, and any or all of the foregoing could have a material adverse effect on our business, prospects, operations or financial condition.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist activities. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of ETH and ETH platforms, and there is the possibility that law enforcement agencies could close or blacklist ETH platforms or other ETH-related infrastructure with little or no notice and prevent users from accessing or retrieving ETH held via such platforms or infrastructure.

We have recently implemented policies and procedures reasonably designed to promote compliance with applicable anti-money laundering laws and regulations and take care to only acquire our ETH through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our ETH from bad actors that have used ETH to launder money or otherwise engage in illicit financial activity, we may be subject to regulatory proceedings and further transactions or dealings in ETH may be restricted or prohibited.

We rely on third-party custodians, validators and infrastructure providers, and the loss of digital assets through theft, loss of private keys or counterparty failure could be material.

We rely on third-party custodians and validator service providers to safeguard our ETH and operate our validator nodes. Digital assets held in custodial wallets could be lost or stolen as a result of cyberattacks, fraud, employee misconduct, technological failure or insolvency of the custodian. Loss or theft of private keys, or technical failures in the systems of our service providers, could result in the permanent loss of our digital assets. We do not maintain insurance that would fully cover such losses. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities.

Disruptions, forks and protocol changes affecting the Ethereum network and Layer 2 ecosystems could materially harm us.

The Ethereum network is subject to ongoing development, including changes to consensus mechanisms, scaling solutions, restaking protocols, Layer 2 networks and bridges, any of which could result in disruptions, forks, security incidents or unanticipated changes to staking economics. Forks in the Ethereum protocol may lead to disruptions, security risks or declines in ETH value and therefore the value of our securities. A “fork” occurs when a change to the Ethereum network’s source code creates two incompatible versions of the blockchain, resulting in separate networks. Forks may be planned (e.g., upgrades to the Ethereum protocol) or unplanned (e.g., due to software bugs or validator disagreement). Planned forks are designed to improve performance or introduce new features, but they may introduce bugs, security vulnerabilities or unexpected economic consequences. Unplanned forks can arise from client software inconsistencies or protocol failures, causing network instability or fragmentation. In either case, forks may result in operational outages, user confusion, replay attacks and reduced validator participation, all of which could undermine confidence in the Ethereum network and adversely affect the price of ETH. Our ETH and ETH-related digital assets holdings, staking activities and related treasury strategy could be materially negatively impacted in the event of such a fork. The emergence of competing networks or substantial changes to the Ethereum protocol could reduce the utility, demand or price of ETH and could have a material adverse effect on our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities.

S-22

Our digital asset activities are subject to evolving regulation and we may be deemed an investment company.

Digital assets, including ETH, and digital asset service providers are subject to evolving and uncertain regulatory requirements, including potential SEC, CFTC and state-level regulation of staking, custody and market intermediaries, U.S. anti-money laundering and sanctions requirements and tax reporting obligations. There is a risk that changing regulatory treatment of ETH, other digital assets we hold or activities in which we are engaged could cause us to be deemed to be an “investment company” within the meaning of the Investment Company Act, which would impose substantial regulatory burdens, restrict our ability to operate our business as currently conducted and could require us to liquidate or restructure our holdings. Adverse regulatory developments could materially harm our business and the trading prices of our securities, including the Series A Preferred Stock.

Our option strategies and strategic investments expose us to additional volatility and counterparty risks.

We generate ETH option premium income from option strategies on our ETH holdings. These strategies expose us to mark-to-market volatility, counterparty risk and the risk that ETH could be called away at unfavorable prices. We also hold strategic “moonshot” investments, including a $200 million stake in Beast Industries and an $85 million stake in Eightco Holdings (NASDAQ: ORBS), which are subject to substantial volatility, illiquidity and concentration risks. If any of the foregoing risks were to materialize, it could reduce the yield generated from our ETH holdings and/or our future revenues, which could have a material adverse effect on our ability to cover dividend payments.

We may be unable to access capital markets on acceptable terms.

Our digital asset acquisition strategy depends on our continued ability to access capital markets, including through issuances of equity, preferred and debt securities. Adverse capital markets conditions, regulatory developments, declines in the price of ETH or our common stock or perceptions about our creditworthiness could limit our ability to raise capital and could increase our cost of capital, including our cost of issuing additional parity stock or junior stock.

We have identified material weaknesses in our internal control over financial reporting, and our disclosure controls and procedures were not effective as of February 28, 2026.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026, our management concluded that our disclosure controls and procedures were not effective as of that date as a result of previously identified material weaknesses in our internal control over financial reporting. We are in the process of remediating these material weaknesses, but our remediation efforts may not be successful and additional material weaknesses may be identified. Material weaknesses could result in material misstatements in our financial statements that may not be prevented or detected, and could adversely affect investor confidence in our financial statements and the trading prices of our securities, including the Series A Preferred Stockholders.

Our recent change of independent registered public accounting firm may require additional expenditures and management resources during the transition period.

On April 27, 2026, we dismissed Bush & Associates as our independent registered public accounting firm and engaged KPMG LLP to serve as our new independent registered public accounting firm, beginning with the audit of our financial statements for the quarter ending May 31, 2026 and the fiscal year ending August 31, 2026. Any change in auditors involves inherent risks and uncertainties that could affect our financial statements, the assessment of our internal controls (including any material weakness or significant deficiency identified) and our business and the market perception of our financial statements, particularly given the specialized nature of our operations as a digital asset treasury company and the evolving accounting standards applicable to digital assets such as Ethereum.

The transition to a new auditor requires time and resources from our management team to facilitate the onboarding process, including providing KPMG LLP with access to historical financial records, accounting policies, and internal controls documentation, as well as familiarizing them with the unique aspects of our digital asset holdings, including the valuation methodologies, custody arrangements, and staking activities associated with our Ethereum treasury. In addition given the complexities of public-company accounting rules, the differences in how those rules are interpreted by various accounting firms, it is possible that our new auditor would require us to characterize certain transactions and/or present financial data differently than was approved by our former auditor. Similarly, it is possible that our new auditor will disagree with the way we have presented financial results in prior periods, in which case we may be required to restate those financial results. This process may divert management attention from other operational priorities during the transition period and may result in additional professional fees and expenses.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities.

We face competition from other ETH treasury companies and Ethereum-focused investment vehicles.

We face competition from other public and private companies pursuing digital asset treasury strategies, including ETH-focused treasuries, as well as from spot and staking exchange-traded products. These competitors may have greater financial resources or operational scale than we do, and the emergence of regulated investment vehicles providing exposure to ETH could reduce demand for our securities, including the Series A Preferred Stock.

Our recent strategic transactions, including the Pier Two acquisition and the launch of MAVAN, may not be successfully integrated or generate the anticipated benefits.

We completed the acquisition of Pier Two in March 2026 and launched MAVAN later that month. The integration of Pier Two and the operation of MAVAN involve substantial risks, including risks related to integration of personnel and systems, retention of key employees, regulatory compliance, validator performance and our ability to attract institutional staking customers. The annualized staking revenue figures we have disclosed are based on assumptions, including yield rates and the proportion of our ETH holdings that are staked, and actual results may differ materially.

S-23

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ .

We intend to use the net proceeds of this offering for general corporate purposes, which may include the acquisition of additional ETH and other digital assets; the expansion of our staking and validator infrastructure, including through MAVAN; working capital; strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption; and/or repurchases of our common stock under our share repurchase program. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding their use.

Pending the application of the net proceeds for the foregoing purposes, we may invest the net proceeds in short-term, interest-bearing obligations, hold them in cash, or use them to acquire ETH or other digital assets that we intend to hold as part of our digital asset treasury. ETH and other digital assets are highly volatile and do not pay interest or other returns unless deployed in staking or other yield-generating activities. Staking rewards are not guaranteed and may be subject to slashing, lock-up, liquidity, counterparty, regulatory and smart contract risks. Accordingly, the value of our ETH holdings—and the carrying value of any net proceeds applied to acquire ETH—may decline materially, which could in turn affect our ability to satisfy our obligations under the Series A Preferred Stock, including our ability to pay scheduled dividends. See “Risk Factors.”

S-24

Capitalization

The following table sets forth our cash and cash equivalents, digital asset holdings and capitalization as of February 28, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of the Series A Preferred Stock in this offering and receipt of the net proceeds therefrom, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in the table below in conjunction with the financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, including from our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026.

	As of February 28, 2026
(in thousands, except share data)	Actual	As Adjusted
Cash and cash equivalents	$879,577	$
Digital assets	$8,806,282	$
Equity investment, at cost	$186,024		$186,024
Equity investment, at fair value	$14,384		$14,384
Total liabilities	$36,168		$36,168
Stockholders’ equity:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding actual; 3,000,000 shares issued and outstanding as adjusted (liquidation preference $100 per share)	$—	$
Common stock, $0.0001 par value; 50,000,000,000 shares authorized; 493,905,227 shares issued and outstanding actual	$49		$49
Additional paid-in capital	$18,547,413	$
Accumulated deficit	$(8,689,374)		$(8,689,374)
Total stockholders’ equity	$9,858,088	$
Total capitalization	$9,894,256	$

S-25

Description of Series A Preferred Stock

The following is a summary of certain provisions of our 9.50% Series A Perpetual Preferred Stock (the “Series A Preferred Stock”). It is only a summary and is not complete. The terms of the Series A Preferred Stock will be set forth in a certificate of designations (the “certificate of designations”) and our amended and restated certificate of incorporation (the “certificate of incorporation”). We qualify this summary by referring you to the certificate of designations and our certificate of incorporation, because they, and not this summary, define your rights as a holder of the Series A Preferred Stock. We will provide you, upon written request, with a copy of the certificate of designations, which includes the form of the certificates that will represent the Series A Preferred Stock, and our certificate of incorporation, as set forth under the captions “Where You Can Find Additional Information” and “Incorporation by Reference.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designations.

References to “we,” “us” and “our” in this section refer to Bitmine Immersion Technologies, Inc. only and not to any of its subsidiaries.

This “Description of Series A Preferred Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock.”

General

Shares of the Series A Preferred Stock represent a single series of our authorized preferred stock. By this prospectus supplement and the accompanying prospectus, we are offering 3,000,000 shares of Series A Preferred Stock, with each share of Series A Preferred Stock having a par value of $0.0001 and a Stated Amount and an initial liquidation preference of $100.00 per share.

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 20,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation, and Delaware law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, there are no shares of preferred stock issued and outstanding. In connection with this offering, our board of directors or a committee of our board of directors will, as permitted by our amended and restated certificate of incorporation, designate the Series A Preferred Stock as a new series of preferred stock with the rights set forth herein, by adopting the certificate of designations. Subsequent to the completion of this offering, we will have available for issuance 17,000,000 authorized but unissued shares of preferred stock.

Without the consent of any holder, we may, by resolution of our board of directors, increase the total number of authorized shares of Series A Preferred Stock and all those additional shares would be deemed to form a single series with the shares of the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus; provided that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of Series A Preferred Stock, we may issue additional Series A Preferred Stock with the same terms as the Series A Preferred Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend payment date for, and transfer restrictions applicable to, such additional Series A Preferred Stock). Furthermore, without the consent of any holder, we may resell any Series A Preferred Stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold Series A Preferred Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other Series A Preferred Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock; provided that such class or series of stock is not “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “—Definitions”).

S-26

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase Series A Preferred Stock in the open market or otherwise, whether through negotiated repurchases, tender or exchange offers, cash-settled swaps or other cash-settled derivatives.

Transfer Agent, Registrar and Paying Agent

Equiniti Trust Company, LLC will act as the initial transfer agent, registrar and paying agent for the Series A Preferred Stock. However, without prior notice to the Series A Preferred Stockholders, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Registered Holders

Absent manifest error, a person in whose name any share of Series A Preferred Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of Series A Preferred Stock held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under our certificate of incorporation and certificate of designations as holders of the Series A Preferred Stock. In this section, we refer to the registered holders of the Series A Preferred Stock as “holders” of the Series A Preferred Stock or “Series A Preferred Stockholders.”

The Series A Preferred Stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the Series A Preferred Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable Series A Preferred Stockholders. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to Series A Preferred Stock represented by global certificates.

Transfers and Exchanges

A Series A Preferred Stockholder may transfer or exchange its Series A Preferred Stock at the office of the registrar in accordance with the certificate of designations. We, the transfer agent and the registrar may require the Series A Preferred Stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of Series A Preferred Stock that is subject to redemption or required repurchase.

Listing

We have applied to list the Series A Preferred Stock on the NYSE under the symbol “BMNP.” If the listing of the Series A Preferred Stock is approved, we expect trading to commence within 30 days after the “initial issue date” (as defined below under the caption “—Definitions”). However, our listing application may not be approved. Moreover, even if the listing is approved, a liquid trading market for the Series A Preferred Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your Series A Preferred Stock at the times you wish to or at favorable prices, if at all.

Our common stock is listed on the NYSE under the symbol “BMNR.”

S-27

Payments on the Series A Preferred Stock

We will pay (or cause our paying agent to pay) all declared regular dividends or other amounts due on any Series A Preferred Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared regular dividends or other amounts due on any Series A Preferred Stock represented by a physical certificate as follows:

●	if the aggregate “Stated Amount” (as defined below under the caption “—Definitions”) of the Series A Preferred Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such Series A Preferred Stock entitled to such regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

●	in all other cases, by check mailed to the address of such holder set forth in the register for the Series A Preferred Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared regular dividend due on a regular dividend payment date for the Series A Preferred Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 5 calendar days immediately before the date such payment is due.

If the due date for a payment on any Series A Preferred Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The Series A Preferred Stock will rank as follows:

●	senior to any equity security, including our common stock, other junior stock and all other future preferred stock, with respect to the payment of dividends and with respect to the distribution of assets upon our liquidation, dissolution or winding up, in each case, (i) other than any equity security referred to in the second bullet point below or (ii) unless holders consent to the issuance of dividend senior stock or liquidation senior stock as described below;

●	equally with (i) “dividend parity stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

●	junior to our existing and future indebtedness; and

●	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

Our common stock will constitute dividend junior stock and liquidation junior stock. The terms of the Series A Preferred Stock will not restrict us from issuing dividend parity stock or liquidation parity stock; however, we cannot issue dividend senior stock or liquidation senior stock without the affirmative vote or consent of holders of at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and any voting parity stock.

As of February 28, 2026, excluding intercompany indebtedness, we had no indebtedness outstanding and no dividend parity stock or liquidation parity stock outstanding.

S-28

Regular Dividends

Generally

The Series A Preferred Stock will accumulate cumulative dividends (which we refer to as “regular dividends”) at a rate per annum equal to 9.50% (such rate per annum, the “regular dividend rate”) on the “Stated Amount” (as defined below under the caption “—Definitions”) thereof (and, to the extent described in the third immediately following paragraph, on unpaid regular dividends), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “—Definitions”), out of funds legally available for their payment weekly in arrears on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the Series A Preferred Stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date; provided that we may in the future elect, in our sole discretion, to pay regular dividends more frequently.

Regular dividends on the Series A Preferred Stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, the initial issue date) to, but excluding, the next regular dividend payment date.

Declared regular dividends on the Series A Preferred Stock will be payable solely in cash in the manner, and subject to the provisions, described below under the caption “—Method of Payment.”

If any accumulated regular dividend (or any portion thereof) on the Series A Preferred Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded weekly at the “compounded dividend rate,” from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined in this prospectus supplement) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to (i) the “regular dividend rate” (as defined in this prospectus supplement) plus (ii) 5 basis points (based on a weekly regular dividend period); provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 5 basis points per annum (based on a weekly regular dividend period) for each subsequent regular dividend period, up to a maximum rate of 15% per annum (we refer to the rate increase in this clause (ii) per regular dividend period as the “additional dividend rate increase”). We have the flexibility to elect to increase the payment frequency of regular dividends to be more often than weekly and, in the event that we so elect, the additional dividend rate increase per regular dividend period will be proportionately reduced to reflect such shorter regular dividend period such that the maximum aggregate additional dividend rate increase per annum is 260 basis points. Each reference in this prospectus supplement to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the Series A Preferred Stock will be applied to the earliest regular dividend period for which regular dividends have been declared but not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall automatically (without any further action by us) constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use our commercially reasonable efforts over the following 30-day period to sell common stock, other securities and/or digital assets to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined below under the caption “—Definitions”). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the Series A Preferred Stockholders of record as of the close of business on the “deferred regular record date” (as defined below under the caption “—Definitions”) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, by the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) has occurred with respect to the right to appoint directors as described below under the caption “—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” However, if we pay such regular dividend, plus compounded dividends thereon, on such deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of the definition of a “regular dividend non-payment event.”

Except as described in the next paragraph, the certificate of designations will not require us to declare regular dividends on the Series A Preferred Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare or pay regular dividends on the Series A Preferred Stock. See “Risk Factors—Risks Relating to the Series A Preferred Stock and This Offering—We may not have sufficient funds to be able to declare and pay dividends on the Series A Preferred Stock, or we may choose not to declare or pay dividends on the Series A Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

S-29

For the avoidance of doubt, to the extent we fail to pay any portion of such regular dividend due to the limitations described in the preceding paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under this “—Regular Dividends—Generally” section.

If we sell any shares of our common stock and/or preferred stock for cash through a registered public offering (including an at-the-market offering or follow-on offering) during the 90 calendar days preceding a regular record date, then we will declare and pay the regular dividend due on the regular dividend payment date immediately after such regular record date (including, for the avoidance of doubt, compounded dividends, if any) to the extent the net proceeds to us of such sale(s) during such 90 calendar days are sufficient to pay such regular dividend. For the avoidance of doubt, payments of regular dividends will be applied in accordance with the last sentence of the fourth paragraph under this “—Regular Dividends—Generally” section. For these purposes, and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of our common stock:

●	the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, common stock;

●	the issuance of any shares of our common stock upon the conversion, exchange or exercise of any securities referred to in the preceding bullet point; and

●	the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

Method of Payment

Each declared regular dividend on the Series A Preferred Stock will be paid in cash.

Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption

If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Series A Preferred Stockholders to Require Us to Repurchase Series A Preferred Stock”), or redemption date of any share of Series A Preferred Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the Series A Preferred Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.

Except as described in the preceding paragraph, regular dividends on any share of Series A Preferred Stock will cease to accumulate from and after the fundamental change repurchase date or redemption date, as applicable, for such share.

Limitations on Our Ability to Pay Dividends

We may not have sufficient cash to pay regular dividends on the Series A Preferred Stock in cash. In addition, applicable law (including the Delaware General Corporation Law), regulatory authorities and the agreements governing our indebtedness or other securities may restrict our ability to pay dividends on the Series A Preferred Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends on the Series A Preferred Stock. See “Risk Factors—Risks Relating to the Series A Preferred Stock and This Offering—We may not have sufficient funds to pay dividends on the Series A Preferred Stock, or we may choose not to declare or pay dividends on the Series A Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

S-30

Priority of Dividends; Limitation on Junior Payments; No Participation Rights

Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designations will not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the Series A Preferred Stock, the Series A Preferred Stock will not be entitled to participate in such dividend or distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the Series A Preferred Stock will be deemed to have been paid if such regular dividend is declared and consideration in cash in an amount that is sufficient, in accordance with the certificate of designations, to pay such regular dividend is set aside for the benefit of the Series A Preferred Stockholders entitled thereto.

Limitation on Dividends on Parity Stock

If:

●	less than all accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been declared and paid as of any regular dividend payment date; or

●	our board of directors declares a regular dividend on the Series A Preferred Stock that is less than the total amount of unpaid regular dividends on the outstanding Series A Preferred Stock that would accumulate to, but excluding, the regular dividend payment date following such declaration, then, until and unless all accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the Series A Preferred Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of Series A Preferred Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of Series A Preferred Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Certain Payments

If any Series A Preferred Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the Series A Preferred Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:

●	dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;

●	the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of junior stock;

S-31

●	purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);

●	purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

●	purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;

●	(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

●	purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;

●	the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into before the initial issue date;

●	the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

●	the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

●	the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.

Any dividend senior stock that we may issue in the future in accordance with the provision described in clause (3) under the caption “—Voting Rights—Voting and Consent Rights with Respect to Specified Matters” below could contain provisions similar to the one described in this “—Limitation on Certain Payments” section, which could prohibit us from paying accumulated dividends on the Series A Preferred Stock or purchasing, redeeming or acquiring the Series A Preferred Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

S-32

Rights Upon Our Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of Series A Preferred Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:

●	the “liquidation preference” (as defined below under the caption “—Definitions”) per share of Series A Preferred Stock as of the business day immediately before the date of such payment; and

●	all unpaid regular dividends (plus compounded dividends thereon), if any, that will have accumulated on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding Series A Preferred Stock, holders of the Series A Preferred Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of Series A Preferred Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the Series A Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

The certificate of designations for the Series A Preferred Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the Series A Preferred Stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Relating to the Series A Preferred Stock and This Offering—Although the Series A Preferred Stock will be senior to our common stock, it will be junior to any of our indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.”

Voting Rights

The Series A Preferred Stock will have no voting rights except as described below or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

Right to Designate Up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Event

Generally

A “regular dividend non-payment event” occurs upon the failure to declare and pay full accumulated regular dividends on the Series A Preferred Stock for specified periods.

If less than the full amount of accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been declared and paid for a 12-month period, the authorized number of our directors will automatically increase by one (or one directorship will be vacated), and the Series A Preferred Stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, will have the right to elect one Series A Preferred Stock director to our board of directors at our next annual meeting of stockholders (or, if earlier, at a special meeting called for such purpose). Such election right will arise 60 days after the last missed payment date in such 12-month payment failure period.

S-33

If less than the full amount of accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been declared and paid for a 18- month period (which constitutes a separate regular dividend non-payment event from the 12-month payment event described above), the authorized number of our directors will automatically increase by a second director (or a second directorship will be vacated), and Series A Preferred Stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, will have the right to elect a second Series A Preferred Stock director to our board of directors at our next annual meeting of stockholders (or, if earlier, at a special meeting called for such purpose). Such election right will arise 60 days after the last missed payment date in such 18-month payment failure period.

However, as a condition to the election of any such director, whom we refer to as a “Series A Preferred Stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our board of directors will at no time include more than two Series A Preferred Stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the Series A Preferred Stock) have rights that are then exercisable to elect any number of Series A Preferred Stock directors.

A Series A Preferred Stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above, subject to the right of a Series A Preferred Stockholder (and holders of any voting parity stock) to reelect such director or to elect a new director if a regular dividend non-payment event is outstanding. However, if:

●	a class or series of voting parity stock with voting rights regarding the election of directors upon a failure to pay dividends is outstanding;

●	such voting rights become exercisable at a time when a Series A Preferred Stock director holds office with respect to the Series A Preferred Stock; and

●	a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights,

then (x) holders of the Series A Preferred Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such Series A Preferred Stock director of the Series A Preferred Stock will terminate upon the election, at such special meeting, of the new director(s).

Notwithstanding the foregoing, the right of Series A Preferred Stockholders to elect any Series A Preferred Stock directors pursuant to this section will terminate at such time as all accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been paid in full. Upon the termination of such right with respect to the Series A Preferred Stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a Series A Preferred Stock director will immediately and automatically terminate. If the authorized number of our directors was increased by one or two, as applicable, in connection with the election of Series A Preferred Stock directors, then the authorized number of our directors will automatically decrease by one or two, as applicable, upon such termination.

For the avoidance of doubt, the compensation, if any, payable to any Series A Preferred Stock director will be at our sole and absolute discretion.

Removal and Vacancies of a Preferred Stock Director

At any time, a Series A Preferred Stock director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the Series A Preferred Stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, representing a majority of the combined voting power of the Series A Preferred Stock and such voting parity stock.

S-34

During the continuance of a regular dividend non-payment event, a vacancy in the office of a Series A Preferred Stock director (other than a vacancy before the initial election of the Series A Preferred Stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the Series A Preferred Stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, representing a majority of the combined voting power of the Series A Preferred Stock and such voting parity stock.

Right to Call a Special Meeting to Elect a Series A Preferred Stock Director

During the continuance of a regular dividend non-payment event, the Series A Preferred Stockholders, and holders of each class or series of voting parity stock, if any, with voting rights regarding the election of directors upon a failure to pay dividends, which voting rights are then exercisable, representing at least 25% of the combined voting power of the Series A Preferred Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a Series A Preferred Stock director (including an election to fill any vacancy in the office of a Series A Preferred Stock director). Such right may be exercised by written notice, executed by such Series A Preferred Stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the Series A Preferred Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

Voting and Consent Rights With Respect to Specified Matters

Subject to the other provisions described below, while any Series A Preferred Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of Series A Preferred Stockholders, and holders of each class or series of voting parity stock, if any, with voting or consent rights with respect to such event, representing at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and such voting parity stock, if any:

(1)	any amendment, modification or repeal of any provision of our certificate of incorporation or the certificate of designations that alters or changes the rights, preferences or voting powers of the Series A Preferred Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”);

(2)	our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the Series A Preferred Stock, in each case unless:

(a)	the Series A Preferred Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)	the Series A Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Series A Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)	the issuer of the Series A Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designations and the Series A Preferred Stock; and

S-35

(3)	the creation or issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock.

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to alter or change the rights, preferences or voting powers of the Series A Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1), (2) or (3):

●	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

●	any increase in the number of authorized or issued shares of Series A Preferred Stock; and

●	the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend parity stock or liquidation parity stock); provided that such class or series of stock is not dividend senior stock or liquidation senior stock.

If any event described in paragraphs (1), (2) or (3) above would alter or change the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the Series A Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be altered or changed will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that alters or changes the rights, preferences or voting powers of the Series A Preferred Stock cannot be effected without the affirmative vote or consent of Series A Preferred Stockholders, voting separately as a class, of at least two-thirds of the Series A Preferred Stock then outstanding.

Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the Series A Preferred Stock without the vote or consent of any Series A Preferred Stockholder to:

●	cure any ambiguity or correct any omission, defect or inconsistency in the certificate of designations or the certificates representing the Series A Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

●	conform the provisions of the certificate of designations or the certificates representing the Series A Preferred Stock to the “Description of Series A Preferred Stock” section of the preliminary prospectus supplement for the offering, as supplemented by the related pricing term sheet;

●	provide for or confirm the issuance of additional Series A Preferred Stock pursuant to the certificate of designations;

●	provide for any transfer restrictions that apply to any shares of Series A Preferred Stock (other than the shares of Series A Preferred Stock issued in this offering and any shares of Series A Preferred Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

●	make any other change to our certificate of incorporation, the certificate of designations or the certificates representing the Series A Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Series A Preferred Stockholder (other than Series A Preferred Stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

S-36

Procedures for Voting and Consents

If any vote or consent of the Series A Preferred Stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the Series A Preferred Stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Series A Preferred Stockholders (and, if applicable, holders of voting parity stock), of Series A Preferred Stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Series A Preferred Stock Director” will, at their election, be entitled to specify one or more Series A Preferred Stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any Series A Preferred Stock director (including an election to fill any vacancy in the office of any Series A Preferred Stock director).

Each share of Series A Preferred Stock will be entitled to one vote on each matter on which the holders of the Series A Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Series A Preferred Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the Series A Preferred Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the Series A Preferred Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

At any meeting in which the Series A Preferred Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any Series A Preferred Stock director (including to fill any vacancy in the office of any Series A Preferred Stock director), the presence, in person or by proxy, of holders of Series A Preferred Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the Series A Preferred Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the Series A Preferred Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a Series A Preferred Stock director.

A consent or affirmative vote of the Series A Preferred Stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Redemption at Our Option

Optional Redemption

Subject to the terms of the certificate of designations, we will have the right, at our election, to redeem the Series A Preferred Stock, in whole or in part, at any time, or from time to time, for cash as follows: (i) from the original issue date until , 2028 (eighteen (18) months after the original issue date), at a redemption price equal to 110% of the Stated Amount per share; (ii) from , 2028 to , 2029 (three (3) years after the original issue date), at a redemption price equal to 105% of the Stated Amount per share; and (iii) after , 2029, at a redemption price equal to 100% of the Stated Amount per share; plus, in each case, accumulated and unpaid dividends thereon to, but excluding, the redemption date. We refer to any such redemption as an “optional redemption.”

In addition, if the total number of shares of all Series A Preferred Stock then outstanding is less than 25% of the total number of shares of Series A Preferred Stock originally issued in this offering and in any future offering taken together, we will have the right to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

S-37

Tax Redemption

Subject to the terms of the certificate of designations, if a “tax event” (as defined below under the caption “—Definitions”) occurs, we will have the right to redeem all, but not less than all, of the Series A Preferred Stock for cash at a redemption price equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”

Redemption Date

The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we send the related redemption notice, as described below.

Notwithstanding the foregoing paragraphs under “—Optional Redemption” or “—Tax Redemption,” if the redemption date is after a “specified regular record date” (as defined below under the caption “—Definitions”) for a declared regular dividend on the Series A Preferred Stock and on or before the next “specified dividend payment date” (as defined below under the caption “—Definitions”), then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

Redemption Notice

We will send to the Series A Preferred Stockholders notice of the redemption containing certain information set forth in the certificate of designations, including the redemption price and the redemption date.

Fundamental Change Permits Series A Preferred Stockholders to Require Us to Repurchase Series A Preferred Stock

Generally

If a fundamental change occurs, then, except as described in this prospectus supplement, each holder of Series A Preferred Stock will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of Series A Preferred Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any Series A Preferred Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any Series A Preferred Stockholder be entitled to require us to repurchase a number of shares of Series A Preferred Stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of Series A Preferred Stock tendered for repurchase will be an amount equal to (i) the Stated Amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a specified regular record date for a declared regular dividend on the Series A Preferred Stock and on or before the next specified regular dividend payment date, then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.

S-38

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each Series A Preferred Stockholder notice of such fundamental change containing certain information set forth in the certificate of designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures Series A Preferred Stockholders must follow to tender their Series A Preferred Stock for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any Series A Preferred Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any Series A Preferred Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.

A Series A Preferred Stockholder that has delivered a fundamental change repurchase notice with respect to any Series A Preferred Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any Series A Preferred Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.

Series A Preferred Stock to be repurchased must be delivered to the paying agent (in the case of Series A Preferred Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of Series A Preferred Stock represented by any global certificate) for the holder of such Series A Preferred Stock to be entitled to receive the fundamental change repurchase price.

Compliance With Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase Series A Preferred Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions

Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of Series A Preferred Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of Series A Preferred Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Series A Preferred Stockholder based on the total number of shares of Series A Preferred Stock of such Series A Preferred Stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of Series A Preferred Stock then outstanding.

S-39

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase Series A Preferred Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered Series A Preferred Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any Series A Preferred Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such Series A Preferred Stock.

No Preemptive Rights

Without limiting the rights of Series A Preferred Stockholders described above, the Series A Preferred Stock will not have any preemptive rights to subscribe for or purchase any of our securities.

Calculations

Responsibility; Schedule of Calculations

Except as otherwise provided in the certificate of designations, we will be responsible for making all calculations called for under the certificate of designations or the Series A Preferred Stock, including determinations of the last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the Series A Preferred Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all Series A Preferred Stockholders. We will provide a schedule of these calculations to any Series A Preferred Stockholder or any beneficial owner of any Series A Preferred Stock upon written request.

Calculations Aggregated for Each Series A Preferred Stockholder

The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a dividend payment date of dividends on, the Series A Preferred Stock of any Series A Preferred Stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of Series A Preferred Stock of such Series A Preferred Stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such Series A Preferred Stockholder as of the close of business on the related record date (in the case of payment of such dividends), as applicable. Any cash amounts due to such Series A Preferred Stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Notices

We will send all notices or communications to Series A Preferred Stockholders pursuant to the certificate of designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Series A Preferred Stockholders’ respective addresses shown on the register for the Series A Preferred Stock. However, in the case of Series A Preferred Stock represented by one or more global certificates, we are permitted to send notices or communications to Series A Preferred Stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such Series A Preferred Stockholders in writing.

Definitions

“affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the initial issue date.

“board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

S-40

“capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“close of business” means 5:00 p.m., New York City time.

“common stock” means our common stock, $0.0001 par value per share.

“compounded dividend rate” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“deferred regular dividend payment date” shall mean the date that is one trading day after the 30th calendar day (or such earlier date as we may choose) after a regular dividend payment date with respect to which the full amount of regular dividends has not been paid (or, if such trading day is not a business day, the next business day).

“deferred regular record date” means the 15th calendar day preceding (or such more recent preceding calendar day as we may elect) the relevant deferred regular dividend payment date (whether or not a business day).

“depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of Series A Preferred Stock.

“depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any Series A Preferred Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.

“director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events—Generally.”

“dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Series A Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our common. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.

“dividend parity stock” means any class or series of our stock (other than the Series A Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Series A Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.

“dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the Series A Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“fundamental change” means any of the following events:

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of our common stock; or

S-41

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common stock immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“initial issue date” means the first date any Series A Preferred Stock offered by this prospectus supplement is issued.

“junior stock” means any dividend junior stock or liquidation junior stock.

“last reported sale price” per share of Series A Preferred Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Series A Preferred Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Series A Preferred Stock is then listed. If the Series A Preferred Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of Series A Preferred Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Series A Preferred Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of Series A Preferred Stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of Series A Preferred Stock on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the underwriters).

“liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our common stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.

“liquidation parity stock” means any class or series of our stock (other than the Series A Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.

“liquidation preference” initially means $100 per share of Series A Preferred Stock; provided, however, that, effective immediately after the close of business on each business day after the initial issue date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of Series A Preferred Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of Series A Preferred Stock will be adjusted to be the greatest of (i) the Stated Amount per share of Series A Preferred Stock; (ii) in the case of any business day with respect to which we have, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of Series A Preferred Stock, an amount equal to the last reported sale price per share of Series A Preferred Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of Series A Preferred Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day; provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of Series A Preferred Stock (other than the Series A Preferred Stock initially issued on the initial issue date), the liquidation preference per share of Series A Preferred Stock will be $100. Whenever in this prospectus supplement we refer to the liquidation preference of the Series A Preferred Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of Series A Preferred Stock includes any resale of any shares of Series A Preferred Stock that we or any of our subsidiaries have purchased or otherwise acquired.

S-42

“liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.

“market disruption event” means, with respect to the Series A Preferred Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Series A Preferred Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Series A Preferred Stock or in any options contracts or futures contracts relating to the Series A Preferred Stock.

“number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the initial issue date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

A “regular dividend non-payment event” will be deemed to occur upon the occurrence of either of the following events (in each case, subject to the provisions described above under the caption “—Regular Dividends—Generally”): (i) if less than the full amount of accumulated and unpaid regular dividends on the shares of Series A Preferred Stock outstanding as of the applicable regular dividend record date have been declared and paid by the following regular dividend payment date in respect of a 12-month period; or (ii) if less than the full amount of accumulated and unpaid regular dividends on the shares of Series A Preferred Stock outstanding as of the applicable regular dividend record date have been declared and paid by the following regular dividend payment date in respect of a 18-month period. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding Series A Preferred Stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the Series A Preferred Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the Series A Preferred Stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a Series A Preferred Stock director pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“regular dividend payment date” means every other Friday of each year, or if such Friday is not a business day, the immediately following business day, beginning on the second Friday following the initial issue date; provided that we may elect, in our sole discretion, to designate regular dividend payment dates that occur more frequently. At any time that we change the frequency of the regular dividend payment, we will provide five (5) business days notice to the holders of Series A Preferred Stock.

“regular dividend period” means each period from, and including, a regular dividend payment date (or, in the case of the first regular dividend period, from, and including, the initial issue date) to, but excluding, the next regular dividend payment date.

S-43

“regular dividend rate” means 9.50% per annum.

“regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“regular record date” means the 10th day immediately preceding the applicable regular dividend payment date.

“Series A Preferred Stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Series A Preferred Stockholder,” or “holder” of any Series A Preferred Stock, means any person in whose name any share of Series A Preferred Stock is registered on the registrar’s books.

“specified dividend payment date” means a regular dividend payment date or a deferred regular dividend payment date.

“specified regular record date” means a regular record date or a deferred regular record date.

“Stated Amount” means $100 per share of Series A Preferred Stock.

“subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

●	any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

●	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

●	any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

●	a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series A Preferred Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of this prospectus supplement, there is more than an insubstantial risk that any of the outstanding Series A Preferred Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

S-44

“trading day” means, with respect to the Series A Preferred Stock, any day on which (i) trading in the Series A Preferred Stock generally occurs on the principal U.S. national or regional securities exchange on which the Series A Preferred Stock is then listed or, if the Series A Preferred Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Series A Preferred Stock is then traded; and (ii) there is no market disruption event. If the Series A Preferred Stock is not so listed or traded, then “trading day” with respect to the Series A Preferred Stock means a business day.

“voting parity stock” means, with respect to any matter as to which Series A Preferred Stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Series A Preferred Stock Directors Upon Regular Dividend Non-Payment Events” or “—Voting Rights—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.

“wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Certificates

The Series A Preferred Stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:

●	upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of Series A Preferred Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters; and

●	ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).

Book-Entry Procedures for Global Certificates

All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the Series A Preferred Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●	a “clearing agency” registered under Section 17A of the Exchange Act.

S-45

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of Series A Preferred Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the Series A Preferred Stock represented by that global certificate for all purposes under the certificate of designations. Except as provided below, owners of beneficial interests in a global certificate:

●	will not be entitled to have Series A Preferred Stock represented by the global certificate registered in their names;

●	will not receive or be entitled to receive physical, certificated Series A Preferred Stock registered in their respective names (“physical certificates”); and

●	will not be considered the owners or holders of the Series A Preferred Stock under the certificate of designations for any purpose.

As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a Series A Preferred Stockholder under the certificate of designations.

Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Certificates

A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:

●	DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or

●	we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

S-46

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the shares of 9.50% Series A Preferred Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Series A Preferred Stock held as capital assets, within the meaning of the Code, by holders who purchase such shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Series A Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of taking into account in an “applicable financial statement” any item of gross income with respect to the Series A Preferred Stock, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Series A Preferred Stock as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, U.S. holders whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Series A Preferred Stock that for U.S. federal income tax purposes is:

●	an individual who is a citizen or resident of the United States;
●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all of its substantial decisions or (b) the trust has in effect a valid election to be treated as a United States person.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the Series A Preferred Stock that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Series A Preferred Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership holding the Series A Preferred Stock, and partners therein, are urged to consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the Series A Preferred Stock.

S-47

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, and disposition of the Series A Preferred Stock or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Series A Preferred Stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

Distributions made to U.S. holders with respect to the Series A Preferred Stock will be taxable dividends when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the Series A Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the holder’s holding period for the stock exceeds one year at the time of the distribution. Distributions on the Series A Preferred Stock constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series A Preferred Stock constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements. There is no assurance that we will have sufficient current or accumulated earnings and profits to ensure that any of our distributions are treated as dividends such that qualified dividend income or dividends-received deduction treatment may be available.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Series A Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Series A Preferred Stock, the excess is treated as gain from the sale or exchange of the Series A Preferred Stock. Non-corporate U.S. holders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Series A Preferred Stock

Under Section 305 of the Code, holders of our Series A Preferred Stock may be treated as receiving a deemed distribution on such Series A Preferred Stock under certain circumstances, including as a result of (i) an increase in the liquidation preference of the Series A Preferred Stock, (ii) the Series A Preferred Stock being issued at a discount or (iii) any redemption of the Series A Preferred Stock before , 2029. In addition, if our board of directors does not declare a dividend on the Series A Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Series A Preferred Stock.

Under applicable Treasury Regulations, deemed distribution treatment is required in the case of callable preferred stock such as the Series A Preferred Stock only if, based on all of the facts and circumstances as of the issue date, the redemption pursuant to the call right is more likely than not to occur. Even if the redemption is more likely than not to occur, deemed dividend treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption, i.e., it is a premium paid as a result of changes in economic conditions over which neither the corporation nor the shareholder have control. The Treasury Regulations also provide a safe harbor pursuant to which an issuer’s right to redeem will not be treated as more likely than not to occur. Under the safe harbor, if the issuer and the holder are not related, there are no plans or arrangements that effectively compel the issuer to redeem the stock and the exercise of the call right would not reduce the yield on the stock, the issuer’s call right is not treated as more likely than not to occur. We believe that, under the safe harbor, our right to redeem the Series A Preferred Stock is treated as not more likely than not to occur.

In addition, under applicable Treasury Regulations, deemed dividend treatment is required if a holder of preferred stock has the right to require the issuer to redeem the stock, unless such right is subject to a contingency that is beyond the legal or practical control of holder or the holders as a group, and that, based on all of the facts and circumstances as of the issued date, renders remote the likelihood of redemption. Holders of our Series A Preferred Stock have the right to cause us to redeem the Series A Preferred Stock in the event of a “fundamental change”. While no assurances can be provided, we believe that the likelihood of a fundamental change is remote.

S-48

If the IRS or an applicable withholding agent takes a contrary position, a U.S. holder may be required to include a deemed dividend in income currently with respect to the Series A Preferred Stock even though the holder has not received a cash payment.

The application of the rules under Section 305 of the Code to the Series A Preferred Stock is uncertain, and holders of Series A Preferred Stock should consult their tax advisors about the impact of these rules in their particular situations.

Sale or Redemption of Series A Preferred Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Series A Preferred Stock equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if the holder’s holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

A redemption (including a repurchase) of the Series A Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of a U.S. holder’s equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to such holder, or (iii) being “not essentially equivalent to a dividend” with respect to such holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. holder must take into account not only the Series A Preferred Stock and other equity interests in us actually owned by the holder but also other equity interests in us that the holder constructively owns under U.S. federal income tax rules, as well as any rights the holder may have to vote for the election of board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Series A Preferred Stock if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If a U.S. holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “—U.S. Holders—Distributions.” If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders should consult their tax advisors regarding the allocation of tax basis in the redeemed and remaining shares of Series A Preferred Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, U.S. holders are urged to consult their tax advisors regarding the tax treatment of a redemption.

Non-U.S. Holders

Distributions

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” distributions treated as dividends, as described above under “—U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Series A Preferred Stock that are not effectively connected with the holder’s conduct of a trade or business within the United States generally will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. A non-U.S. holder that is subject to withholding at a rate in excess of a reduced rate for which such non-U.S. holder is eligible under a tax treaty or otherwise may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by timely filing a refund claim with the IRS. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these withholding requirements on their investment in the Series A Preferred Stock.

S-49

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to a non-U.S. holder that are effectively connected with the holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment the holder maintains in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. Non-U.S. holders generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Deemed Distributions on the Preferred Stock

A “non-U.S. holder” would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty with respect to any deemed distributions. Because deemed distributions received by a holder of Series A Preferred Stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of Series A Preferred Stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash payable to such holder of Series A Preferred Stock or sales proceeds received by, or other funds or assets of, such holder of Series A Preferred Stock, or require alternative arrangements with respect to such withholding taxes.

Sale or Redemption of Series A Preferred Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Series A Preferred Stock, other than a redemption that is treated as a distribution as discussed below, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;
●	the non-U.S. holder is a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or
●	the Series A Preferred Stock constitutes a U.S. real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Series A Preferred Stock or the period that the non-U.S. holder held the Series A Preferred Stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on such gain at regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.

A payment made to a non-U.S. holder in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “—U.S. Holders—Sale or Redemption of Series A Preferred Stock,” in which event the payment would be subject to tax as discussed above under “—Non-U.S. Holders—Distributions.”

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

S-50

Issuance of Additional Shares

If we issue Additional Shares of Series A Preferred Stock or resell any shares of Series A Preferred Stock that we or any of our subsidiaries have purchased or otherwise acquired and such Additional Shares trade under the same CUSIP or other identifying number as that of the Series A Preferred Stock, the Series A Preferred Stock may not be distinguishable by persons such as subsequent purchasers and withholding agents from the Additional Shares. If such Additional Shares have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the Series A Preferred Stock, such profile or treatment could adversely impact the Series A Preferred Stock because of the inability to distinguish between the Series A Preferred Stock and the Additional Shares. For example, adverse tax treatment of the Additional Shares could negatively impact the market value of the Series A Preferred Stock. In addition, the IRS could treat a holder of the Series A Preferred Stock as subject to the adverse consequences applicable to the Additional Shares unless the holder is able to demonstrate that it acquired the Series A Preferred Stock in this offering and did not hold the Additional Shares. Series A Preferred Stockholders are urged to consult their tax advisors regarding these tax considerations.

Please also review the discussion below under “—Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to Additional Shares.

Disqualified Preferred Stock

If Additional Shares are treated as being issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. The liquidation preference of the Series A Preferred Stock will be subject to adjustment in the manner described in this prospectus supplement. It is not entirely clear how such an adjustable liquidation preference would be treated for purposes of applying the disqualified preferred stock and the extraordinary dividend rules. However, it is possible that such adjustment may be taken into account for purposes of disqualified preferred stock determination. Even if the Series A Preferred Stock is not issued at such a price, due to fungible trading of Additional Shares with Preferred Stock, the Series A Preferred Stock may be considered disqualified preferred stock, unless owners of the Series A Preferred Stock can clearly demonstrate that they purchased the Series A Preferred Stock offered hereby as opposed to such Additional Shares. If the Series A Preferred Stock held by a corporate U.S. holder were considered disqualified preferred stock (because such shares are indistinguishable from the Additional Shares), for any dividend received, the holder generally will be required to reduce its tax basis (but not below zero) in the Series A Preferred Stock with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.

Sales at a Discount

As discussed above under “—U.S. Holders—Deemed Distributions on the Series A Preferred Stock,” if the Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the Series A Preferred Stock at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of Additional Shares with Preferred Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to the Series A Preferred Stock as well as such Additional Shares. Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, an applicable withholding agent may withhold such taxes from payments of cash payable to the holder or sales proceeds received by, or other funds or assets of, such holder, or require alternative arrangements with respect to such withholding taxes.

S-51

Fast-Pay Stock Regulations

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to such stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then such stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. Under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant). For such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the Series A Preferred Stock or if the maximum compounded dividend rate is in effect. Stock is also presumed to be fast-pay stock (unless clearly demonstrated otherwise) if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, a compounded dividend rate becomes in effect.

We have not structured the Series A Preferred Stock to be the type of stock subject to the Fast-Pay Stock Regulations and we do not intend to structure additional shares of Series A Preferred Stock to be the type of stock subject to the Fast-Pay Stock Regulations. The rules regarding the definition of fast-pay stock are unclear in certain respects, however, and, as a result, the IRS could determine that our Series A Preferred Stock or any Additional Shares are fast-pay stock. In addition, the treatment of any Additional Shares as fast-pay stock could affect the Series A Preferred Stock if all such shares are indistinguishable, particularly if they have the same CUSIP or other identifying number. For example, if the IRS treated such Additional Shares as fast-pay stock, a holder of the Series A Preferred Stock might be required to demonstrate to the IRS that the holder purchased the Series A Preferred Stock as opposed to such Additional Shares.

If the Series A Preferred Stock or any Additional Shares are treated as fast-pay stock, such determination could have adverse tax consequences to the holders, including reporting requirements applicable to arrangements treated as “listed transactions” for U.S. federal income tax purposes. Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the Series A Preferred Stock or Additional Shares, we intend to provide public notice to the holders of the Series A Preferred Stock or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Holders of Series A Preferred Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Series A Preferred Stock.

S-52

Information Reporting and Backup Withholding

In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Series A Preferred Stock and the payment of proceeds on the sale or other taxable disposition of the Series A Preferred Stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund; provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed dividends) in respect of Series A Preferred Stock made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Series A Preferred Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts to holders of the Series A Preferred Stock in respect of any amounts withheld.

Prospective investors should consult their tax advisors about the potential application of information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Series A Preferred Stock.

S-53

Underwriting

Moelis & Company LLC and Cantor Fitzgerald & Co. are acting as the underwriters (the “underwriters”) and joint lead bookrunners of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of Series A Preferred Stock shown opposite its name below:

Underwriters	Number of Shares
Moelis & Company LLC
Cantor Fitzgerald & Co.
Total

The underwriting agreement provides that the underwriters must buy all of the shares of the Series A Preferred Stock in this offering from us if they buy any of them.

The Series A Preferred Stock is offered subject to a number of conditions, including:

●	the obligation to purchase all of the Series A Preferred Stock offered hereby, if any of the shares are purchased;

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering. These underwriting discounts are the difference between the public offering price and the amount the underwriters pay to us to purchase the Series A Preferred Stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters propose to offer the Series A Preferred Stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $ per share. If all the shares are not sold at the initial offering price following the initial offering, the underwriters may change the offering price and other selling terms.

Our net offering expenses are estimated to be $ , excluding underwriting discounts. We have agreed to reimburse the underwriters certain expenses incurred in connection with this offering, including, among others, expenses of their counsel and their expenses incurred in connection with, among others, the review and clearance by the Financial Industry Regulatory Authority, Inc., or FINRA, in an amount of up to $    . In addition, we have agreed to pay Moelis & Company LLC a strategic advisory fee of $       .

The foregoing sentence shall not apply to the sale of the securities under the underwriting agreement.

The underwriters, in their sole discretion, may waive the restrictions described above in whole or in part at any time. When determining whether or not to waive such restrictions, the underwriters will consider, among other factors, the Company’s reasons for requesting the release, the number of shares of Series A Preferred Stock and other securities for which the release is being requested and market conditions at the time.

S-54

Offering Price Determination

Prior to this offering, there has been no public market for the Series A Preferred Stock. The initial offering price was negotiated between the underwriters and us. In determining the initial offering price of the Series A Preferred Stock, the underwriters considered numerous factors, including prevailing market interest rates, the recent market prices of, and the demand for, our other securities, the recent history and prospects for the ETH and bitcoin ecosystems and digital assets industry more broadly, and our financial information.

Lock-Up Agreements

We have agreed with the underwriters that, without the prior written consent of the underwriters, during the period beginning on the date of the underwriting agreement and continuing for 10 days after the date of this prospectus supplement (the “Lock-Up Period”), we will not (1) offer, sell, issue, pledge, contract to sell or otherwise dispose of any shares of Series A Preferred Stock or any other parity stock, or any securities convertible into or exchangeable or exercisable for any shares of Series A Preferred Stock or other parity stock, or (2) enter into any swap or other arrangement that transfers to another person any of the economic consequences of ownership of the Series A Preferred Stock or any other parity stock. Notwithstanding the foregoing, the Lock-Up Period will terminate, and the foregoing restrictions will cease to apply, on the earlier of (i) the 10th day after the date of this prospectus supplement and (ii) the date on which the Series A Preferred Stock has traded at a volume-weighted average price above $95 per share for two consecutive trading days following the original issue date. The lock-up does not restrict issuances of common stock or other junior stock or any class or series of securities other than parity stock.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series A Preferred Stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. The underwriters may close out any short position by purchasing shares of Series A Preferred Stock in the open market.

●	Syndicate covering transactions involve purchases of the Series A Preferred Stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series A Preferred Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Series A Preferred Stock or preventing or retarding a decline in the market price of the Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

S-55

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be construed as having been authorized or approved to us, any underwriter or any selling group member.

Listing on The NYSE

We have applied to list the Series A Preferred Stock on the NYSE under the symbol “BMNP.” If the listing is approved, we expect trading to commence within 30 days after the date the Series A Preferred Stock is first issued.

Sales to Non-Institutional Investors

We anticipate that a portion of the Series A Preferred Stock sold in connection with this offering will, at our request, be offered to non-institutional investors through Fidelity Brokerage Services LLC and certain others, via their online brokerage platform. Such platform is not associated with us and there may be risks associated with the use of such platform that we cannot foresee, including risks related to the technology and operation of such platform, and the publicity and the use of social media by users of such platform that we cannot control. Purchases made through such platform will be subject to the terms, conditions, and requirements set by Fidelity Brokerage Services LLC or such other brokerage platform, as applicable. The Series A Preferred Stock offered in this offering through such platform will initially be offered at the public offering price listed on the cover page of this prospectus supplement. Information contained on, or that can be accessed through, such brokerage platform does not constitute part of this prospectus.

Settlement

We expect to deliver the Series A Preferred Stock in book-entry form through the facilities of The Depository Trust Company on or about June , 2026 which will be the third business day after the initial trade date for the Series A Preferred Stock (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock more than one business day prior to the issue date must, because the Series A Preferred Stock initially will settle T+3, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

S-56

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Series A Preferred Stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Series A Preferred Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined herein), except that offers of Series A Preferred Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Series A Preferred Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Series A Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any Series A Preferred Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Series A Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.

S-57

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Series A Preferred Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Series A Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any Series A Preferred Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in relation to the offering.

United Kingdom

An offer to the public of any Series A Preferred Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any Series A Preferred Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

●	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

●	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA); provided that no such offer of Series A Preferred Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any Series A Preferred Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any Series A Preferred Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Series A Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Series A Preferred Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Series A Preferred Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Series A Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any Series A Preferred Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

S-58

Switzerland

The Series A Preferred Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Series A Preferred Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the Series A Preferred Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Series A Preferred Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Series A Preferred Stock.

Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Series A Preferred Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series A Preferred Stock offered should conduct their own due diligence on the Series A Preferred Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Series A Preferred Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Series A Preferred Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

S-59

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Series A Preferred Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series A Preferred Stock pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is or will be given for the transfer;

●	where the transfer is by operation of law; or

●	as specified in Section 276(7) of the SFA.

Japan

The Series A Preferred Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

S-60

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Series A Preferred Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series A Preferred Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The Series A Preferred Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Preferred Stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

S-61

Legal Matters

The validity of the Series A Preferred Stock offered by this prospectus supplement and certain other legal matters relating to this offering will be passed upon for us by Winston Taylor LLP, Houston, Texas. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel to the underwriters.

Experts

The consolidated financial statements of Bitmine Immersion Technologies, Inc. as of August 31, 2025 and 2024, and for each of the two years in the period ended August 31, 2025, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended August 31, 2025, have been audited by Bush and Associates CPA, an independent registered public accounting firm, as set forth in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

S-62

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC’s website at www.sec.gov. We also make these documents available, free of charge, on our website at www.bitminetech.io. Information contained on, or accessible through, our website is not incorporated by reference into, and is not part of, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3ASR that we filed with the SEC on July 9, 2025 (Registration No. 333-288579). This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the Series A Preferred Stock, you should refer to the registration statement, including the exhibits filed as a part thereof or incorporated by reference therein. The registration statement, including its exhibits, may be obtained from the SEC’s website.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than, in each case, documents or portions of documents that are deemed “furnished” and not “filed,” unless expressly indicated otherwise):

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2025, filed with the SEC on November 21, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended November 30, 2025, filed with the SEC on January 13, 2026, and the quarter ended February 28, 2026, filed with the SEC on April 14, 2026;

●	our Current Reports on Form 8-K filed with the SEC September 4, 2025; September 10, 2025; September 22, 2025; November 14, 2025; December 8, 2025; December 15, 2025; January 9, 2026; January 20, 2026; January 26, 2026; January 28, 2026; March 30, 2026; April 6, 2026; April 7, 2026 and May 1, 2026 (in each case, excluding any portions of those reports that were furnished and not filed);

●	our Registration Statement on Form 8-A filed with the SEC on June 2, 2025, as updated by our Registration Statement on Form 8-A filed with the SEC on April 8, 2026, in each case describing the terms of our common stock, including any subsequent amendment or report filed for the purpose of updating such description; and

●	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering, other than information furnished pursuant to Item 2.02 or 7.01 and any related Item 9.01 of any Current Report on Form 8-K (and the corresponding exhibits) unless expressly stated otherwise therein.

Any statement contained in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:

Bitmine Immersion Technologies, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attention: Corporate Secretary

Telephone: (203) 401-8200

S-63

PROSPECTUS

BITMINE IMMERSION TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock is traded on the New York Stock Exchange American under the symbol “BMNR.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2025.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 36 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “Bitmine,” “we,” “us” and “our” refer to Bitmine Immersion Technologies, Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

1

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.bitminetech.io. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

2

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital currency mining and hosting activities;

●	the success of our ETH treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining;

●	the continued trading of digital currencies, and in particular bitcoin, at prices that make it profitable to mine new digital currencies;

●	the availability of cost-efficient energy supplies available to mine digital currencies;

●	bitcoin halving;

●	new or additional governmental regulation;

●	the anticipated delivery dates of new hosting containers and miners;

●	the ability to successfully develop and deploy new hosting facilities;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services;

●	other risks described in our prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

3

SUMMARY

Company Overview

We are a digital asset and blockchain technology company that engages in the production or “mining” of bitcoin and have recently initiated an Ethereum treasury strategy. Our business strategy generally involves the accumulation of BTC for long-term investment, whether acquired by our bitcoin mining operations or from the proceeds of capital raising transactions. We now intend to accumulate ETH with respect to our Treasury operations. From time to time, subject to market conditions, we intend to (i) issue debt or equity securities or engage in other capital raising transactions with the objective of using the proceeds to purchase BTC or ETH, (ii) expand our bitcoin mining and consulting operations and retain any bitcoin we generate to the extent it exceeds our working capital requirements and (iii) increase the ETH per common share of our business through professional Treasury management. We intend to fund further BTC and ETH acquisitions and mining expansion primarily through issuances of common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock. We may also finance our mining expansion by conservatively leveraging our bitcoin holdings.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. Our bitcoin mining operations focus in the short-term on placing our new miners with third party hosting firms because we do not have the data center capacity to accommodate new miners. Hosting services include the provision of mining equipment and energized space and the monitoring, troubleshooting, and repair and maintenance of customer mining equipment. In the long-term, we plan to build data centers for our miners because we believe our total costs of operating the miners will be less.

We view our Ethereum treasury operations as the next phase of our business growth. Our Treasury strategy will be focused on engaging in opportunity seeking activities with the goal of increasing the amount of ETH in the Treasury, including through staking, restaking, liquid staking and other decentralized finance activities. We expect that ETH will serve as our primary treasury reserve asset in the future. We believe our Treasury operations will provide us with professional management of our digital assets, with a focus on maximizing ETH accumulation and value accretion, while maintaining robust controls and oversight over these digital assets.

With respect to our bitcoin mining operations, through our Mining-as-a-Service (“MaaS”) business model, we deliver end-to-end mining infrastructure and management to companies seeking direct bitcoin mining exposure without the operational burden. The data centers that we build use immersion cooling technology. Immersion cooling is the process of submerging computer components (or full servers) in a thermally, but not electrically, conductive liquid (dielectric coolant) allowing higher heat transfer performance than air and many other benefits. Our MaaS strategy includes (i) hardware and infrastructure: this involves the sale or lease of mining machines, as well as full deployment support; (ii) operational management: this involves full fleet oversight, uptime maximization, and mining pool payout optimization; and (iii) financial and compliance support: this involves providing GAAP-aligned reporting tools and treasury integration guidance.

For a description of our business, financial condition, results of operations and other important information regarding Bitmine and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus. More information about us is also available through our website at www.bitminetech.io. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

A predecessor to us was incorporated in the State of Nevada on August 16, 1995 as Interactive Lighting Showrooms, Inc., and redomiciled in the State of Delaware on April 6, 2020.

On July 16, 2021, Jonathan Bates, Raymond Mow, Michael Maloney, and Seth Bayles were appointed to our board of directors, and Jonathan Bates, Raymond Mow, Seth Bayles, and Ryan Ramnath were appointed as officers. At the same time, such persons or their affiliates acquired approximately 62% of our issued and outstanding shares at the time in a private placement. Erik S. Nelson was previously the only member of the board of directors and remained a director and chief executive officer. On May 26, 2022, our board of directors appointed Jonathan Bates as our chief executive officer and Erik Nelson as our president. The appointment of certain of the new officers and directors was done in connection with our entry into the business of creating hosting centers for bitcoin mining computers primarily utilizing immersion cooling technology, as well mining the bitcoin digital currency for our own account. Prior to such change of control, we were a shell company.

Our principal executive offices are located at 10845 Griffith Peak Dr., #2, Las Vegas, Nevada 89135, and our telephone number is (404) 816-8240. Our corporate website address is bitminetech.io. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

4

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” herein as well as those included in our Annual Report on Form 10-K for the year ended August 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024, February 28, 2025, and May 31, 2025 which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 2 and 39 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

Risks Related to Cryptocurrencies

The further development and acceptance of the bitcoin and ETH networks and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as bitcoin and ETH may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks are a new and rapidly evolving industry of which the bitcoin and ETH networks are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the bitcoin and ETH networks in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the bitcoin and ETH networks, include:

●	continued worldwide growth in the adoption and use of bitcoin, ETH and other cryptocurrencies, including those competitive with bitcoin and ETH;

●	government and quasi-government regulation of bitcoin, ETH and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the bitcoin and ETH networks or similar cryptocurrency systems;

●	the maintenance and development of the open-source software protocol of the bitcoin and ETH networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the bitcoin and ETH networks, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of bitcoin and ETH.

5

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for bitcoin and ETH, are growing rapidly. The digital asset trading platforms through which bitcoin, ETH and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin and ETH for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin and ETH from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as bitcoin and ETH on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of bitcoin, ETH and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

6

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain cryptocurrencies, including bitcoin and ETH, over the course of 2017, followed by steep drawdowns throughout 2018 in cryptocurrency trading prices, including for bitcoin and ETH. These drawdowns notwithstanding, cryptocurrency prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Cryptocurrency prices, including bitcoin and ETH, experienced significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022. Cryptocurrency prices again experienced steep increases in value in 2024 before suffering steep drawdowns in early 2025.

Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of bitcoin, ETH and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a Ethereum treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Risks Related to Investing in Ether (ETH)

We have recently shifted a portion of our business strategy towards a focus on ETH, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards ETH, including potential investments in ETH, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate ETH-related activities at the scale or profitability currently anticipated. The ETH network operates with a Proof-of-Stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support ETH and related staking activities. This also requires that we implement different security protocols, and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards ETH could have a material adverse effect on our business and financial condition.

Our shift towards an ETH-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards an ETH-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. ETH’s Proof-of-Stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the ETH ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and it could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our ETH strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

7

In connection with our focus on ETH, we expect to interact with various smart contracts deployed on the ETH network, which may expose us to risks and technical vulnerabilities.

In connection with our ETH strategy, including staking, restaking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the ETH network in order to optimize our strategy. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, restaking platforms, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of ETH or other digital assets, which could have a materially adverse impact on our business. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Transactions using ETH require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using ETH, including purchases, sales and staking, require the payment of “gas fees” in ETH. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the ETH network. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in ETH itself, which would require that sufficient ETH balances are maintained. Future upgrades to the Ethereum protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that ETH may be classified as a “security.” If ETH is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that ETH is a “security,” and ETH has not yet been classified with respect to the U.S. federal securities laws. Although we believe that ETH is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

8

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that ETH is not a “security” is premised, among other reasons, on our conclusion that ETH does not appear to meet certain elements of the Howey test, such as that holders of ETH do not have a reasonable expectation of profits from our efforts in respect of their holding of ETH.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of ETH is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC, which has previously stated it deemed ETH a security. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if ETH or components of the Ethereum blockchain was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire ETH, which is an amount in excess of 40% of our total assets. Since we believe ETH is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

9

ETH and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing ETH from our accounts with our custodian or otherwise effecting ETH transactions. Such disruptions could include, for example: the price volatility of ETH; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of ETH trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine ETH, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our ETH, including the loss or destruction of private keys required to access our ETH and cyberattacks or other data loss relating to our ETH, including smart contract related losses and vulnerabilities.

We hold our ETH with regulated custodians that have duties to safeguard our private keys, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our ETH among our custodians, and our ETH holdings may be concentrated with a single custodian from time to time. In light of the significant amount of ETH we expect to hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our ETH as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

10

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our ETH, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our ETH, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance. Our use of custodians exposes us to the risk that the ETH our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such ETH. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage that we might purchase or maintain related to our ETH. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

ETH is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the ETH is held. While the Ethereum blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the ETH held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the ETH held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ethereum and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our ETH. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of ETH or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of any government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including ETH.

11

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;

●	repurchases of shares of our common stock;

●	working capital; and/or

●	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

12

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our certificate of incorporation, our amended and restated bylaws and Delaware law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 500,000,000 shares of common stock, par value $0.0001 per share, and up to 20,000,000 shares of preferred stock, par value $0.0001 per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our certificate of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Our board of directors authorized two series of preferred stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, all of which are held by Jonathan Bates, our Chief Executive Officer and Chairman, and Digital Investors Emerging Technology, LP (“IDI”), an entity controlled by Mr. Bates and Raymond Mow, one of our directors and our Chief Financial Officer. On January 17, 2025, we entered into a letter agreement (the “Letter Agreement”) with Mr. Bates and IDI relating to the conversion of preferred stock owned by Mr. Bates and IDI, among other matters. Pursuant to the Letter Agreement, Mr. Bates and IDI agreed to convert their shares of Series A Convertible Preferred Stock into shares of common stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Company’s 1-for-20 reverse stock split (the “Reverse Stock Split”). IDI further agreed to convert its shares of Series B Convertible Preferred Stock into shares of common stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Reverse Stock Split. On June 6, 2025, the Series A Convertible Preferred Stock held by Jonathan Bates and IDI were converted into 375,000 and 759,915 shares of Common Stock, respectively. On June 6, 2025, the Series B Convertible Preferred Stock held by IDI were also converted into 625,000 shares of Common Stock.

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable.

Quorum

Under our amended and restated bylaws, the holders of at least one-third of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

13

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders, and any other factors or considerations our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation

Upon our liquidation, dissolution, or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

Exclusive Forum of Certain Actions

Our amended and restated certificate of incorporation provide, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for breach of fiduciary duty owed by any of our directors, officers or other employees, agents or stockholders to us or to our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, or our amended and restated bylaws (as each may be amended from time to time); and (iv) any claim or cause of action against us or any of our current or former directors, officers, or other employees, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, however, that the exclusive forum provision described above will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Additionally, our amended and restated certificate of incorporation provides that any stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action to enforce the above provisions.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, our Amended and Restated Bylaws and the DGCL

14

The provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors, and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Preferred Stock. Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. The amended and restated certificate of incorporation and amended and restated bylaws provide that the amended and restated bylaws may be altered, amended, or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors.

Limitation of Liability. The amended and restated certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The amended and restated bylaws provide that a special meeting of the stockholders may only be called by the president or a majority of the board of directors.

Delaware Anti-Takeover Statute.

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or not to be governed by this particular Delaware law.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. The transfer agent and registrar’s address is 721 N. Vulcan Ave., Encinitas, California 92024 and its telephone number is (619) 664-4780.

15

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Bitmine Immersion Technologies, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of Bitmine Immersion Technologies, Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

16

●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

17

●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

18

●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

19

●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

20

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

21

`	●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

	●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

22

●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

23

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

24

●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

25

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

26

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Bitmine Immersion Technologies, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not Bitmine Immersion Technologies, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Bitmine Immersion Technologies, Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

27

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

28

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

29

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

30

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

31

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

32

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

33

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

34

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

35

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

36

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

37

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The New York Stock Exchange American (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

38

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 (filed on December 9, 2024 and as amended on April 3, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024 (filed on January 10, 2025), February 28, 2025 (filed on April 14, 2025), May 31, 2025 (filed on July 2, 2025); and our Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2025 (filed on July 3, 2025);

●	our Current Reports on Form 8-K filed on November 7, 2024, May 16, 2025, May 20, 2025, May 29, 2025, June 10, 2025, June 30, 2025, July 2, 2025, and July 3, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	our Registration Statement on Form 8-A filed with the Commission on June 2, 2025 (File No. 001-42675), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.bitminetech.io) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Bitmine Immersion Technologies, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attention: Corporate Secretary

Telephone: (203) 401-8200

39

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Winston & Strawn LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Bitmine Immersions Technologies, Inc. as of and for the years ended August 31, 2024 and 2023 incorporated by reference have been audited by Bush and Associates CPA, independent registered public accounting firm, as set forth in their thereon, incorporated by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

40

3,000,000 Shares

9.50% Series A Perpetual Preferred Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Lead Bookrunners

Moelis & Company	Cantor

            , 2026